UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VALVOLINE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Valvoline
Instant Oil Change
11441
15
Minute
Oil Change

Valvoline

NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

100 Valvoline Way

Lexington, KY 40509

December 17, 2020

Dear Valvoline Inc. Shareholder:

On behalf of our Board of Directors and management, we cordially invite you to attend the 2021 Annual Meeting of Shareholders of Valvoline Inc. The meeting will be held on Thursday, January 28, 2021, at 9:00 a.m. (ET), at Valvoline’s principal office, 100 Valvoline Way, Lexington, KY 40509.

We are pleased to provide access to our proxy materials via the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement, a proxy card and our 2020 Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe that this approach provides a convenient way for you to access our proxy materials and vote your shares, while reducing the costs of printing and distributing our proxy materials and conserving natural resources.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We encourage you to promptly vote and submit your proxy via the Internet or by telephone using the instructions on the Notice, or, if you received paper copies of the proxy materials, you may also vote by following the instructions on the proxy card and signing and returning it in the pre-addressed postage-paid envelope provided for your convenience. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

In response to the COVID-19 pandemic, health and safety protocols will be followed at the Annual Meeting. All seating will be appropriately spaced to ensure proper social distancing and attendees will be required to wear a mask or other acceptable face covering during the meeting. In the event it is not possible to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as soon as practicable, which may include holding a virtual-only meeting.

We appreciate your continued confidence in Valvoline and look forward to seeing you at the meeting.

Sincerely,

Samuel J. Mitchell, Jr. Chief Executive Officer	Stephen F. Kirk Chairman of the Board

Notice of Annual Meeting of Shareholders

Date

Thursday, January 28, 2021

Time

9:00 a.m. (ET)

Place

Valvoline Inc.

100 Valvoline Way

Lexington, KY 40509

Record Date

November 30, 2020

Agenda
➊	Election of nine members of our Board of Directors;
➋	Ratification of the appointment of our independent registered public accounting firm;
➌	Non-binding advisory resolution approving our executive compensation; and
➍	Consideration and transaction of any other business properly brought before the meeting.

You can vote one of the following ways

Internet

Visit the website listed on your proxy card to vote VIA THE INTERNET

Telephone

Call the telephone number specified on your proxy card to vote BY TELEPHONE

Mail

Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

In Person

Attend the Annual Meeting to vote IN PERSON

To Our Shareholders:

Your vote is very important. Please submit your vote as soon as possible. Follow voting instructions in your proxy materials when voting via the internet, by telephone or by mail. Submitting your proxy by one of these methods ensures your representation at the Annual Meeting regardless of whether you attend.

Only shareholders of record at the close of business on November 30, 2020, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer

and Corporate Secretary

Lexington, Kentucky

December 17, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 28, 2021.

This Proxy Statement and our 2020 Annual Report to Shareholders are available at

http://investors.valvoline.com/financial-reports/proxy.

PROXY STATEMENT

1	Questions and Answers About the Annual Meeting

13	Corporate Governance
13	Valvoline’s Board of Directors
13	Composition
13	Leadership Structure
13	Independence
14	Committees
16	Compensation Committee Interlocks and Insider Participation
16	The Board’s Operations
17	The Board’s Role in Risk Oversight
17	Other Governance Policies and Practices
17	Overview of Governance Principles
18	Related Person Transaction Policy
19	Communication with Directors
19	Attendance at Annual Meeting
19	Nomination of Directors

21	Executive Compensation
43	Summary Compensation Table
45	Grants of Plan-Based Awards for Fiscal 2020
46	Outstanding Equity Awards at Fiscal 2020 Year-End
47	Option Exercises and Stock Vested for Fiscal 2020
48	Pension Benefits for Fiscal 2020
52	Non-Qualified Deferred Compensation for Fiscal 2020
53	Potential Payments upon Termination or Change in Control for Fiscal 2020 Table

57	CEO Pay Ratio

58	Compensation of Directors
58	Fiscal 2020 Director Compensation Program

60	Audit Committee Matters
60	Policy on Pre-Approval of Audit Firm Services
60	Audit Committee Report

62	Miscellaneous
62	Stock Ownership Information
62	Stock Ownership of Directors, Director Nominees and Executive Officers
63	Stock Ownership of Certain Beneficial Owners
64	Equity Compensation Plan Information
64	Proxy Solicitation Costs
64	Shareholder Proposals for the 2022 Annual Meeting
65	Other Matters

A-1	Appendix A - Non-GAAP Reconciliation

Proxy Voting Matters
Page
5	Proposal One - Election of Directors
11	Proposal Two - Ratification of Independent Registered Public Accounting Firm
12	Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

Compensation Discussion and Analysis
Page
21	Introduction
22	Executive Summary
22	Fiscal 2020 Highlights
23	Changes to the Fiscal 2020 Compensation Program
23	Compensation Philosophy
24	Pay for Performance
27	What We Do vs. What We Don’t Do
27	Elements of Valvoline’s Executive Compensation Program
28	How We Make Pay Decisions
28	Role of Consultant
29	Peer Group
30	Benchmarking / Survey Data
30	Internal Pay Equity
30	“Say on Pay”
30	Compensation Decisions for Fiscal 2020
30	Base Salary
31	Annual Incentive
33	Long-term Incentive
35	Other Benefits and Perquisites
35	Health and Welfare Benefits
36	Executive Perquisites
36	Post-termination
36	Retirement Benefits
37	Severance Benefits
38	Change in Control Benefits
39	Governance Policies and Practices
39	Clawback Policy
39	Stock Ownership Guidelines
40	Anti-Hedging / Anti-Pledging Policy
40	Risk Assessment
41	Compensation Decisions for Fiscal 2021
41	Deductibility of Compensation
42	Report of the Compensation Committee

PROXY STATEMENT

Questions and Answers About the Annual Meeting

∎	Why did I receive these proxy materials?

You are invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Valvoline Inc. (“Valvoline,” the “Company,” “we,” “us,” and “our”) and vote on the proposals described in this Proxy Statement because you were a shareholder of record of Valvoline common stock, par value $0.01 per share (“Valvoline Common Stock”), as of the close of business on November 30, 2020 (the “Record Date”), the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Valvoline is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

The Annual Meeting is being held at 9:00 a.m. (ET) on January 28, 2021, at Valvoline’s principal office, 100 Valvoline Way, Lexington, KY 40509.

∎	What is included in these proxy materials?

•	The Notice of Annual Meeting of Shareholders;

•	This Proxy Statement for the Annual Meeting; and

•	Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the “Annual Report”).

If you received printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

∎	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Notice of Annual Meeting of Shareholders and Proxy Statement, together with our Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to shareholders starting on or around December 17, 2020.

∎	How do I access the proxy materials?

The Notice will provide you with instructions regarding how to view Valvoline’s proxy materials for the Annual Meeting, including this Proxy Statement and the Annual

Report, on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

∎	Who can attend the Annual Meeting?

Each shareholder of record of Valvoline as of the Record Date is invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring valid photo identification, such as a driver’s license or passport, and an account statement, proxy or letter from that nominee that confirms you are the beneficial owner of those shares as of the Record Date.

∎	Who may vote at the Annual Meeting?

Only shareholders of record of Valvoline as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote their shares at the Annual Meeting. As of the Record Date, there were 184,965,957 shares of Valvoline Common Stock issued and outstanding and entitled to vote. Each share of Valvoline Common Stock entitles the shareholder to one vote on each matter properly brought before the Annual Meeting.

∎	What am I voting on?

At our Annual Meeting, shareholders will consider and vote on the following matters:

•	Election of nine members of our Board of Directors: Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, and Mary J. Twinem, to serve until our 2022 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

•	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the 2021 fiscal year;

•	Non-binding advisory resolution approving our executive compensation (“Say on Pay”); and

•	Consideration and transaction of any other business properly brought before the Annual Meeting.

PROXY STATEMENT 1

∎	How can I vote?

If you are a registered shareholder as of the Record Date, you can vote (i) by attending the Annual Meeting, (ii) by following the instructions on the proxy card for voting by telephone or Internet or (iii) by signing, dating and mailing in your proxy card. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel, as individuals named on the proxy card, will cast the votes represented by such proxy card (i) FOR the election of each of the nine director nominees, (ii) FOR the ratification of EY as our independent registered public accounting firm for the 2021 fiscal year, and (iii) FOR the non-binding advisory resolution approving our executive compensation.

∎	How do I vote shares attributable to the units of Valvoline Common Stock Fund credited to my account in the Valvoline 401(k) Plan?

If you are a participant in the Valvoline 401(k) Plan and are invested in the Valvoline Common Stock Fund within such plan as of the Record Date, you are entitled to instruct the trustee, Fidelity Management Trust Company, on how to vote any shares attributable to the units of Valvoline Common Stock credited to your account. The trustee will vote such shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by no later than 6:00 a.m. (ET) on January 26, 2021. If you do not provide instructions by that time, the shares attributable to the units of Valvoline Common Stock credited to your account will be voted by the trustee in the same proportion as it votes all the shares for which it has received timely voting instructions.

∎	What shares are included on the proxy card?

Your proxy card represents all shares of Valvoline Common Stock that are registered in your name. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from your broker, bank or other nominee instructing you on how to vote your shares.

∎	Can I change my vote once I vote by mail, by telephone or over the Internet?

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying our Corporate Secretary in writing, (b) returning a later-dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have previously given.

If your shares are held through a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.

∎	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election for the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast by proxy and in person.

∎	Is my vote confidential?

Yes. Your vote is confidential.

∎	What constitutes a quorum?

As of the Record Date, 184,965,957 shares of Valvoline Common Stock were outstanding and entitled to vote at the Annual Meeting. A majority of the shares issued and outstanding and entitled to be voted at the Annual Meeting must be present in person or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining whether a quorum exists.

2	PROXY STATEMENT

∎	What vote is required for approval of each matter to be considered at the Annual Meeting?

•	Election of directors—Pursuant to Article V of our Amended and Restated Articles of Incorporation (“Articles”), a director nominee will be deemed elected if the number of votes cast “for” that director nominee exceeds the number of votes cast “against” that director nominee.

•	Ratification of independent registered public accounting firm—The appointment of EY will be deemed ratified if the number of votes cast “for” its ratification exceeds the number of votes cast “against” it.

•	Non-binding advisory resolution approving our executive compensation—The non-binding advisory resolution approving our executive compensation will be deemed passed if the number of votes cast “for” the resolution exceeds the number of votes cast “against” it.

∎	What is a Broker Non-Vote?

If your shares are held by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is referred to as a “broker non-vote.” Broker non-votes are counted as present in determining whether a quorum exists at the Annual Meeting, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

Under the NYSE rules, your broker has discretionary authority to vote your shares on the ratification of Valvoline’s independent registered public accounting firm, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors or the advisory vote on executive compensation, without instructions from you. If you do not instruct your broker on these discretionary matters, a broker non-vote will occur and your shares will not be voted on these matters.

∎	Who will pay for the cost of this Proxy Solicitation?

The Company is making this proxy solicitation and will bear the cost of soliciting proxies. In addition to these proxy materials, the solicitation of proxies may be made in person, by telephone or by other electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Georgeson LLC to assist in the solicitation for estimated fees of $11,500 plus reasonable out-of-pocket expenses. We may also reimburse brokers, banks, or other agents for the cost of forwarding proxy materials to beneficial owners.

∎	Can I access the Company’s Proxy Statement and Annual Report electronically?

Yes. This Proxy Statement and the Annual Report are available on our investor relations website at http://investors.valvoline.com/financial-reports/proxy, and at the SEC’s website, http://www.sec.gov.

∎	Does the Company offer an opportunity to receive future proxy materials electronically?

Yes. If you wish to view Valvoline’s future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, by mail or in person, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing our proxy materials and annual reports to you beginning next year and will instead send you an e-mail message notifying you of the Internet address or addresses where you may access such proxy materials and annual reports and vote your shares.

PROXY STATEMENT 3

∎	Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the Annual Meeting. We will report the final results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results. You can obtain a copy of the Form 8-K from our investor relations website at http://investors.valvoline.com/sec-filings or through the SEC’s EDGAR system at http://www.sec.gov.

4	PROXY STATEMENT

Proposal One - Election of Directors

Proposal and Required Vote

Our Board of Directors (the “Board”) currently consists of the following nine members: Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby and Mary J. Twinem. Each member of the Board was elected at the 2020 Annual Meeting of Shareholders and has been nominated for re-election at the Annual Meeting. See the “Corporate Governance—Valvoline’s Board of Directors” section of this Proxy Statement for further information about the structure, operations and roles of our Board. The Governance and Nominating Committee (“G&N Committee”) of our Board has confirmed that all nine nominees will be available to serve as directors upon election and recommends their election.

Directors are elected at each annual meeting of shareholders to hold office until the following annual meeting of shareholders and until their successors have been duly elected and qualified. Pursuant to our Articles, a director nominee in an uncontested election must receive the affirmative vote of a majority of votes cast with respect to that director nominee in order to be elected to our Board. Therefore, to be elected at the Annual Meeting, a director nominee must receive more votes cast “for” his or her election than votes cast “against” his or her election. Abstentions and broker non-votes will not be counted as votes cast. Nominees elected at the Annual Meeting will serve until our 2022 Annual Meeting of Shareholders and will hold office until their successors are duly elected and qualified.

Pursuant to the Board’s resignation policy in our Corporate Governance Guidelines (published on our website at http://investors.valvoline.com/governance), any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election will tender his or her resignation for consideration by the Board no later than two weeks following the certification of the shareholder vote. The Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the annual meeting of shareholders. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. Each nominee has agreed to abide by this policy.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR each of the nine nominees named in this Proxy Statement. Should any of the nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

Information Concerning Director Nominees

The nine individuals nominated for election as directors at the Annual Meeting are Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby and Mary J. Twinem. Each of these nominees is currently a member of our Board and has agreed to stand for election. Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board believes provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

PROXY STATEMENT 5

Gerald W. Evans, Jr. Retired Chief Executive Officer of Hanesbrands Inc. Director since: 2019 Age: 61 Committees: • Governance & Nominating • Compensation

Professional Experience:

Mr. Evans has served as a director of Valvoline since December 2019. Mr. Evans served as Chief Executive Officer of Hanesbrands Inc., a leading global marketer of basic apparel, from October 2016 until his retirement in August 2020. From 2013 to 2016, Mr. Evans served as Chief Operating Officer of Hanesbrands and as Co-Chief Operating Officer from 2011 to 2013. Prior to that, he served as Co-Operating Officer, President International of Hanesbrands from 2010 to 2011. He was President of Hanesbrands’ International Business and Global Supply Chain from 2009 to 2010 and served as President of its Global Supply Chain and Asia Business Development from 2008 to 2009. Mr. Evans served as Executive Vice President, Chief Supply Chain Officer of Hanesbrands from 2006 to 2008. Prior to that, he spent more than 20 years in various leadership positions at Sara Lee Corporation. Mr. Evans is also a member of the Business Roundtable.

Education:

Mr. Evans holds a Bachelor of Science in marketing and a Master of Business Administration from the University of South Carolina.

Public Company Boards:

Mr. Evans served as a director of Hanesbrands Inc. from October 2016 to August 2020.

Qualifications:

As the former Chief Executive Officer of Hanesbrands, Mr. Evans’ experience and knowledge in the areas of consumer products, managing international operations and global supply chains, leading omnichannel expansion, building brands, executing acquisition strategies and marketing and sales provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Hanesbrands.

Richard J. Freeland Retired President and Chief Operating Officer of Cummins Inc. Director since: 2016 Age: 63 Committees: • Governance & Nominating • Compensation

Professional Experience:

Mr. Freeland has served as a director of Valvoline since September 2016. Mr. Freeland served as President and Chief Operating Officer of Cummins Inc., a diesel engine and components manufacturer, from July 2014 until his retirement in October 2019. Prior to that position, Mr. Freeland served as Vice President and President of the Engine Business of Cummins Inc. from 2010 until 2014 and served in various other roles since joining Cummins Inc. in 1979.

Education:

Mr. Freeland holds a Bachelor of Science in industrial management from Purdue University’s Krannert School of Management and a Master of Business Administration from Indiana University’s Kelley School of Business.

Public Company Boards:

Mr. Freeland has served as a director of Cooper Standard since May 2020. Within the past five years, Mr. Freeland also served as a director of Cummins Inc. from July 2017 to October 2019.

Qualifications:

As the former President and Chief Operating Officer of Cummins Inc., Mr. Freeland’s significant experience and knowledge in the areas of product development, manufacturing, international operations, sales and marketing, as well as his experience in the automotive and transportation industry, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Cooper Standard and Cummins Inc.

6	PROXY STATEMENT

Stephen F. Kirk

Chairman of the Board;
Retired Senior Vice
President and Chief
Operating Officer of The
Lubrizol Corporation

Director since: 2016

Age: 71

Committees:

•   Governance & Nominating

•   Compensation

Professional Experience:

Mr. Kirk is Valvoline’s Chairman of the Board, effective October 2017, and has served as a director of Valvoline since September 2016. Mr. Kirk served as Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, a specialty chemicals company, from September 2008 until his retirement in December 2011. From June 2004 to September 2008, he served as President of Lubrizol Additives. Prior to that, Mr. Kirk served as Vice President of Sales and Marketing of Lubrizol from June 1999 to June 2004.

Education:

Mr. Kirk holds a Bachelor of Science and Master of Science in chemical engineering from Cornell University and a Master of Business Administration from Cleveland State University.

Public Company Boards:

Mr. Kirk served as a director of Ashland Global Holdings Inc. from November 2013 until January 2017.

Non-Profit Boards:

Mr. Kirk serves as Executive in Residence at the Monte Ahuja College of Business at Cleveland State University. He is also a member of the board of trustees of Cleveland State University where he serves as Chair of the Finance and Audit Committee. Mr. Kirk is vice-chair of the Vocational Guidance Service Board and serves on the Boy Scouts of America-Western Reserve Council Advisory Board.

Qualifications:

As the former Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, Mr. Kirk’s experience and knowledge in the areas of international operations, sales and marketing, and corporate leadership, as well as his experience in the automotive and transportation industry, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other publicly-traded companies.

Carol H. Kruse Former Chief Marketing Officer of ESPN and Cambia Health Solutions Director since: 2018 Age: 58 Committees: • Governance & Nominating • Compensation

Professional Experience:

Ms. Kruse has served as a director of Valvoline since December 2018. Ms. Kruse served as Senior Vice President and Chief Marketing Officer of Cambia Health Solutions, a health solutions company, from December 2014 to January 2019. Prior to joining Cambia Health Solutions, she was Senior Vice President and Chief Marketing Officer at ESPN, a global omni-channel sports programming and content company, from October 2010 until October 2013. Prior to that position, she served as Vice President, Global Digital Marketing, at The Coca-Cola Company from July 2007 until October 2010 and as Coca-Cola’s Vice President, North America Interactive Marketing from August 2001 to July 2007.

Education:

Ms. Kruse holds a Bachelor of Arts in international relations from Pomona College and a Master of Business Administration from the University of Southern California.

Privately-Held Company Boards:

Ms. Kruse serves as a director of Think-X, Inc. Ms. Kruse has also served as a director of Unified, Inc., and as Chair of its Compensation Committee, from 2014 to July 2020.

Non-Profit Boards:

Ms. Kruse serves on the board of trustees of Portland’s Pioneer Courthouse Square and on the Executive Committee of Go Red for Women/American Heart Association for Oregon.

Qualifications:

Ms. Kruse’s significant experience and knowledge in the areas of digital marketing, sports and entertainment marketing, technology platform design and development, and consumer acquisition, retention and engagement through digital, mobile and social channels provide her with the qualifications and skills to serve as a director on our Board.

PROXY STATEMENT 7

Stephen E. Macadam Retired Chief Executive Officer and President of EnPro Industries, Inc. Director since: 2016 Age: 60 Committees: • Governance & Nominating • Compensation

Professional Experience:

Mr. Macadam has served as a director of Valvoline since September 2016. Mr. Macadam served as Vice Chairman of EnPro Industries, Inc., a manufacturing company, from July 2019 to February 2020. From April 2008 until his retirement in July 2019, he served as Chief Executive Officer and President of EnPro Industries, Inc. Prior to that position, he was Chief Executive Officer of BlueLinx Inc., a building products wholesaler, from October 2005 to March 2008.

Education:

Mr. Macadam holds a Bachelor of Science in mechanical engineering from the University of Kentucky, a Master of Science in finance from Boston College and a Master of Business Administration from Harvard Business School.

Public Company Boards:

Mr. Macadam has served as a director of Louisiana-Pacific Corp since February 2019 and Veritiv Corporation since February 2020. Within the past five years, Mr. Macadam also served as a director of EnPro Industries, Inc. from 2008 to February 2020.

Non-Profit Boards:

Mr. Macadam is a member of the University of Kentucky College of Engineering Advisory Board. He also serves as a director of Purpose Built Communities.

Qualifications:

As the former President and Chief Executive Officer of EnPro Industries, Inc., Mr. Macadam’s experience and knowledge in the areas of executive leadership, international operations, mergers and acquisitions, industrial products manufacturing, product distribution and procurement, finance and accounting, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other publicly-traded companies.

Vada O. Manager

President and Chief
Executive Officer of
Manager Global
Holdings LLC; Senior Counselor of
APCO Worldwide

Director since: 2016

Age: 59

Committees:

•   Audit

•   Governance & Nominating (Chair)

•   Compensation

Professional Experience:

Mr. Manager has served as a director of Valvoline since September 2016. Mr. Manager has also served as the President and CEO of Manager Global Holdings LLC, a diversified firm with minority investments in hospitality services and sports products and which includes a corporate consulting unit, since 2009, and as a Senior Counselor / International Advisory Council member of APCO Worldwide, a global public affairs and strategic communications consultancy, since 2010. Through his independent consulting unit, he advises global companies regarding brand positioning, M&A and product sourcing – skills acquired while in senior roles at Nike, Inc., Levi Strauss & Co. and as VP of a public finance investment bank. Mr. Manager served as the Senior Director of Global Issues Management for Nike from 2006 until March 2009, and he held various management positions at Nike and Levi’s between 1994 and 2009.

Education:

Mr. Manager holds a Bachelor of Science in political science from Arizona State University (ASU) and performed graduate work at the London School of Economics.

Public Company Boards:

Mr. Manager served as a director of Ashland Global Holdings Inc. from 2008 until January 2017.

Non-Profit Boards:

Mr. Manager serves on the board of trustees of ASU. He also serves on the board of directors of Helios Education Foundation, Think TRUE, ASU Center for Race and Democracy, Genesis Academy, the Mannie Jackson Center for the Humanities at Lewis & Clark Community College and Spread the Vote.

Qualifications:

As the President and CEO of Manager Global Consulting Group and as Senior Counselor of APCO Worldwide, Mr. Manager’s significant experience and knowledge in the areas of product sourcing and supply chain strategy; M&A, including Nike’s acquisitions of the Converse and Starter brands; consumer brand strategy, including the iconic Nike and Levi Strauss & Co. brands; expertise in strategic communications and global management consulting experience provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of Ashland Global Holdings Inc.

8	PROXY STATEMENT

Samuel J. Mitchell, Jr. Chief Executive Officer and Director of Valvoline Inc. Director since: 2016 Age: 59 Committees: N/A

Professional Experience:

Mr. Mitchell has served as a director of Valvoline and as Valvoline’s Chief Executive Officer since May 2016 and September 2016, respectively. Prior to becoming Valvoline’s Chief Executive Officer, Mr. Mitchell served as Senior Vice President of Ashland Inc. from July 2011 to September 2016 and President of Valvoline from January 2002 to September 2016.

Education:

Mr. Mitchell holds a Bachelor of Science in business administration from Miami University and a Master of Business Administration from the University of Chicago. He is also a graduate of Harvard Business School’s Advanced Management Program.

Non-Profit Boards:

Mr. Mitchell serves on the board of trustees of Transylvania University and the University of Kentucky Gatton College of Business Dean’s Advisory Council. He also served on the board of governors of the Automotive Aftermarket Suppliers Association from 2006 to 2012.

Qualifications:

Mr. Mitchell has led the Valvoline business for the past 18 years and over that time has gained extensive knowledge of the Valvoline business and the automotive maintenance products and services markets. As our CEO, Mr. Mitchell has significant experience and knowledge in the areas of executive leadership, business operations, mergers and acquisitions, finance and accounting, manufacturing, safety, risk oversight and corporate governance. In addition, his experience in consumer brands and marketing gained from the leadership positions he held at Ashland and The Clorox Company provide him with the qualifications and skills to serve as a director on our Board.

Charles M. Sonsteby Former Vice Chairman of The Michaels Companies Director since: 2016 Age: 67 Committees: • Audit (Chair) • Governance & Nominating • Compensation

Professional Experience:

Mr. Sonsteby has served as a director of Valvoline since September 2016. Mr. Sonsteby served as Vice Chairman of The Michaels Companies, Inc., the largest arts and crafts specialty retailer in North America, from June 2016 until his retirement in October 2017. From October 2010 to August 2016, he served as Chief Financial Officer and Chief Administrative Officer of The Michaels Companies. Prior to that position, Mr. Sonsteby served as Chief Financial Officer of Brinker International, a hospitality industry company, from 2001 until October 2010.

Education:

Mr. Sonsteby holds a Bachelor of Science in accounting from the University of Kentucky.

Public Company Boards:

Mr. Sonsteby has served as a director of Darden Restaurants, Inc., a restaurant operator, since September 2014, and as its Chairman of the Board since April 2016.

Non-Profit Boards:

Mr. Sonsteby is a member of the University of Kentucky Gatton College of Business Dean’s Advisory Council. He previously served on the board of directors of Child Care Group of Dallas and the Town North YMCA.

Qualifications:

As the former Vice Chairman and former Chief Financial Officer and Chief Administrative Officer of The Michaels Companies, Mr. Sonsteby’s experience and knowledge in the areas of retail operations, mergers and acquisitions, supply chain, international, finance, accounting, tax, treasury and investor relations provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of Darden Restaurants.

PROXY STATEMENT 9

Mary J. Twinem

Retired Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.

Director since: 2016

Age: 60

Committees:

•   Audit

•   Governance & Nominating

•   Compensation (Chair)

Professional Experience:

Ms. Twinem has served as a director of Valvoline since September 2016. Ms. Twinem served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, from July 1996 until her retirement in February 2016. Prior to that position, she served as Controller of Buffalo Wild Wings, Inc. since 1995.

Education:

Ms. Twinem holds a Bachelor of Science in accounting from the University of Wisconsin-Platteville and is a Certified Public Accountant (inactive).

Public Company Boards:

Ms. Twinem has served as a trustee of Investors Real Estate Trust (IRET), a real estate investment trust, since February 2018, and as Chair of its Audit Committee since May 2020.

Privately-Held Company Boards:

Ms. Twinem served as a director of Mendota Holdings, Inc. from 2012 to November 2018.

Non-Profit Boards:

Ms. Twinem has served as a director of Medica Holdings Company since 2015 and as Chair of its Audit Committee since 2016.

Qualifications:

Ms. Twinem’s significant experience and knowledge in the areas of accounting, financial reporting, financial planning and analysis, mergers and acquisitions, investor relations and supply chain provide her with the qualifications and skills to serve as a director on our Board. She also brings significant franchise operations experience gained from her more than 20 years of service as an executive officer of Buffalo Wild Wings, which was one of the fastest growing restaurant chains in the U.S. during such time. She also brings significant experience gained from service on the board of directors of IRET.

The Board unanimously recommends that shareholders vote FOR the election of each director nominee.	✓

10	PROXY STATEMENT

Proposal Two - Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors (the “Audit Committee”) reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines to determine whether to reappoint such firm as our independent registered public accounting firm. We refer to the fiscal years ending September 30, 2019, 2020 and 2021 as “fiscal 2019,” “fiscal 2020” and “fiscal 2021,” respectively. Based on its review, the Audit Committee has recommended to the Board, and the Board has approved, the appointment of Ernst & Young LLP to audit Valvoline’s Consolidated Financial Statements and Internal Control Over Financial Reporting for fiscal 2021. See the “Corporate Governance—Valvoline’s Board of Directors—Committees” section of this Proxy Statement for further information about the role and responsibilities of our Audit Committee.

The following table presents the aggregate fees (including out-of-pocket costs) for professional services rendered by the member firms of Ernst & Young LLP and their respective affiliates (collectively, “EY”) for fiscal 2020 and fiscal 2019. The fees paid to EY shown in the table below were all pre-approved in accordance with Audit Committee procedures discussed in the “Audit Committee Matters” section of this Proxy Statement.

(in thousands)	2020	2019
Audit Fees(1)	$3,059	$2,939
Audit-Related Fees(2)	$15	$15
Tax Fees(3)	$259	$74
All Other Fees	$—	$61
Total	$3,333	$3,089

(1)

Audit fees include fees and expenses associated with the annual audit of Valvoline’s consolidated financial statements and internal controls over financial reporting and review of Valvoline’s interim consolidated financial statements. Audit fees also include fees associated with various audit requirements of Valvoline’s non-U.S. subsidiaries (statutory audit requirements) and fees related to comfort letters and assistance with and review of documents issued in connection with our debt offerings in fiscal 2020.

(2)	Audit-related fees relate to reviews of our franchise disclosure filings.

(3)

Tax fees principally relate to tax compliance and tax consulting services, including for fiscal 2020, consulting on the CARES Act and other global tax incentives related to the COVID-19 pandemic and acquisition-related due diligence.

Our shareholders are being asked to ratify the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2021. The appointment of EY will be deemed ratified if the number of votes cast “for” ratification exceed the number of votes cast “against” it. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” ratification. If our shareholders fail to ratify the appointment of EY, the Audit Committee may, but is not required to, reconsider the selection of such firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Company has been advised by EY that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in Valvoline or its subsidiaries.

One or more representatives of EY will be present at the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the ratification of EY as Valvoline’s independent registered public accounting firm for fiscal 2021.

The Board unanimously recommends that shareholders vote FOR the ratification of EY as Valvoline’s independent registered public accounting firm for fiscal 2021.
✓

PROXY STATEMENT 11

Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Valvoline’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board believes that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our fiscal 2020 executive compensation practices. While the vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee (the “Compensation Committee”) value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.

The advisory resolution approving our executive compensation shall be deemed approved if the number of votes cast “for” the resolution exceed the number of votes cast “against” the resolution. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” the resolution.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the resolution.

The Board unanimously recommends that shareholders vote FOR the advisory resolution on our executive compensation.
✓

12	PROXY STATEMENT

Corporate Governance

Valvoline’s Board of Directors

Composition

Our business and affairs are managed under the direction of our Board. Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in our Director Independence Standards (published on our investor relations website at http://investors.valvoline.com/governance) (“Independence Standards”), which incorporate the requirements of SEC rules and NYSE listing standards. Within this framework, the Governance & Nominating (“G&N”) Committee is charged with determining and refreshing, as appropriate, the composition of our Board. The G&N Committee seeks to fill our Board with exceptionally talented and diverse directors, with expertise and leadership experience in the markets in which we operate.

Our Board currently consists of the following nine members: Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, and Mary J. Twinem. All of the directors were elected at the 2020 Annual Meeting of Shareholders. Each of the current directors has been nominated for re-election at the 2021 Annual Meeting. See the “Proposal One—Election of Directors” section of this Proxy Statement.

During fiscal 2020, nine meetings of the Board were held. Each director attended at least 75% of the total meetings of the Board and the Committees on which he or she served.

Leadership Structure

Our Amended and Restated By-Laws (“By-Laws”) provide the Board flexibility in determining the appropriate leadership structure for the Company. Currently, Mr. Mitchell serves as our Chief Executive Officer and Mr. Kirk serves as Chairman of the Board. The Board currently believes that separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company because it allows Mr. Mitchell to focus on operating and managing the day-to-day activities of our business, while Mr. Kirk can focus on Board leadership independent of management.

The Board will periodically review and reassess our Board leadership structure and determine whether it is in the Company’s and our shareholders’ best interest to continue the separate roles of Chairman and Chief Executive Officer. In the event that the Board combines the role of Chairman and Chief Executive Officer, our Corporate Governance Guidelines require the Board to appoint a lead independent director.

Independence

Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in the Independence Standards. The Independence Standards incorporate the requirements of SEC rules and NYSE listing standards and were adopted by our Board to assist in its determination of director independence. Pursuant to these rules, our Board must make an affirmative determination that those members of the Board who serve as independent directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Members of the Audit and Compensation Committees are also subject to heightened standards for independence under SEC rules and NYSE listing standards.

Our Board annually reviews director independence in accordance with these requirements. In making its independence determinations, the Board considered relationships and transactions between each director, on the one hand, and Valvoline, its subsidiaries and its affiliates, on the other hand, including the director’s commercial, economic, charitable and familial relationships. As a result of this review, the Board affirmatively determined that Ms. Kruse, Ms. Twinem and Messrs. Evans, Freeland, Kirk, Macadam, Manager and Sonsteby are each independent of Valvoline and its affiliates. Mr. Mitchell was determined not to be independent because he currently serves as Chief Executive Officer of the Company.

In addition, the Board determined that Ms. Twinem and Messrs. Manager and Sonsteby each satisfy the heightened independence standards applicable to audit committee members, including those under Exchange Act Rule 10A-3. Similarly, the Board determined that Ms. Kruse, Ms. Twinem and Messrs. Evans, Freeland, Kirk, Macadam, Manager and Sonsteby each satisfy the heightened independence standards applicable to compensation committee members as set forth in NYSE listing standards.

PROXY STATEMENT 13

Committees

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Governance & Nominating Committee (each a “Committee” and, collectively, the “Committees”) to assist in the performance of the Board’s various functions. All Committee members are appointed by our Board upon recommendation of the G&N Committee.

Listed below are the members of each of the three Committees. As discussed above in “—Independence,” our Board has determined that all of the members of these Committees are independent as defined by our Independence Standards, including, in the case of Audit and Compensation Committee members, the heightened standards for independence under SEC rules and NYSE listing standards.

Audit Committee
Vada O. Manager	Charles M. Sonsteby*	Mary J. Twinem
Compensation Committee(1)
Gerald W. Evans, Jr.	Richard J. Freeland	Stephen F. Kirk
Carol H. Kruse	Stephen E. Macadam	Vada O. Manager
Charles M. Sonsteby	Mary J. Twinem*
Governance and Nominating Committee(1)
Gerald W. Evans, Jr.	Richard J. Freeland	Stephen F. Kirk
Carol H. Kruse	Stephen E. Macadam	Vada O. Manager*
Charles M. Sonsteby	Mary J. Twinem

*	Chair
(1)	Effective December 1, 2019, Mr. Evans became a member of the Compensation and G&N Committees.

The responsibilities of each of our Committees are described below. Each of the Committees operates under a written charter; must meet at least four times a year, plus additional meetings as circumstances require; has authority to retain independent legal, accounting or other advisors; makes regular reports to the Board; and reviews its own performance annually. Each Committee’s charter is available on our investor relations website at http://investors.valvoline.com/governance.

Audit Committee	Number of Meetings in Fiscal 2020: 9

The Board has established the Audit Committee in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee is currently composed of three members and the Board has determined that each member of the Audit Committee is “independent” and “financially literate,” as such terms are defined by NYSE listing standards. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined by SEC rules. A director may not serve on the Audit Committee if he or she serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service and time commitment would not impair the director’s ability to effectively serve on the Audit Committee.

The Audit Committee is responsible for, among other things, assisting the Board in fulfilling its oversight responsibilities with respect to:

•	overseeing the integrity of our financial reporting process, including earnings releases and the filing of financial reports;

•	reviewing the quality and adequacy of accounting and financial controls;

•	selecting and evaluating the performance of our internal auditors, who report directly to the Audit Committee;

•	approving fees and services of our independent registered public accounting firm;

14	PROXY STATEMENT

•	overseeing our internal audit function, including the head of internal audit;

•	reviewing the effectiveness of our legal and regulatory compliance programs;

•

reviewing, at least annually, our enterprise risk assessment and management policies, including the Company’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such risks;

•

evaluating significant financial matters and decisions, such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), post audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities;

•	overseeing funding and investment policy related to employee benefit plans;

•

reviewing and investigating any matters pertaining to the integrity of executive management, and overseeing compliance by management with laws, regulations and our Global Standards of Business Conduct;

•	reviewing, at least annually, the Company’s insurance program, including casualty, property, cyber and directors’ and officers’ liability insurance;

•	reviewing, at least annually, the Company’s cyber security risks and programs established to manage such risks; and

•

establishing and maintaining procedures for handling complaints regarding accounting, internal controls and auditing matters, including procedures for confidential, anonymous submission of such complaints.

Compensation Committee	Number of Meetings in Fiscal 2020: 5

The Compensation Committee is currently composed of eight members and the Board has determined that each member of the Compensation Committee is “independent” as such term is defined by NYSE listing standards and SEC rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for, among other things:

•	overseeing the implementation and administration of the Company’s compensation plans;

•	adopting, amending, terminating and otherwise designing employee benefits plans;

•	ensuring that Valvoline’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests and emphasize pay for performance linkage;

•	reviewing, evaluating and approving compensation of all key senior executives, including the corporate goals and objectives with respect to CEO compensation;

•	reviewing compensation policies and practices for all employees, and assessing risks associated with such policies and practices;

•

approving any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or special or supplemental benefits covering any current or former executive officer;

•	overseeing the execution of CEO and senior management development and succession plans;

•	reviewing and approving any perquisites provided to executive officers;

•	reviewing and recommending to the Board the form and amount of director compensation;

•	overseeing regulatory compliance on compensation matters, including the Company’s policies on structuring compensation programs to preserve tax deductibility;

•	reviewing and approving the “Compensation Discussion and Analysis” section and “Compensation Committee Report” included in this Proxy Statement;

•	overseeing compliance with NYSE requirements relating to shareholder approval of equity compensation plans; and

PROXY STATEMENT 15

•	determining the independence and compensation of, and overseeing the work completed by, any compensation consultant, independent legal counsel or other advisor that it retains.

Governance and Nominating Committee	Number of Meetings in Fiscal 2020: 5

The G&N Committee is currently composed of eight members and the Board has determined that each member is “independent” as such term is defined by NYSE listing standards. The G&N Committee is responsible for, among other things:

•

identifying qualified nominees (i) for shareholder election and (ii) for election by the Board to fill any vacancies that occur between annual meetings of shareholders, in each case, consistent with criteria approved by the Board relating to personal and professional integrity, ability, judgment, expertise, experience and diversity;

•	reviewing potential director candidates and nominations for re-election and reporting the results of such reviews to the Board;

•	identifying board members qualified to fill any vacancies on a committee of the Board;

•	reviewing appropriateness of directors’ continued service on the Board or the committees of the Board;

•	reviewing transactions pursuant to the Company’s Related Person Transaction Policy set forth in the Company’s Corporate Governance Guidelines;

•	recommending stock ownership guidelines for employees and non-employee directors and programs and procedures relating to director evaluation, retention and retirement;

•

defining and reviewing the responsibilities of the Board with respect to the Company’s corporate governance, including review of proposed amendments to the Articles, By-laws and Corporate Governance Guidelines of the Company and the conduct of the meetings of the Board, the committees of the Board and the Company’s shareholders;

•	reviewing and recommending policies and procedures to ensure the Board and its committees are properly constituted and organized;

•	reviewing all Board committee charters;

•	reviewing and, if necessary, making recommendations as to shareholder proposals; and

•	reviewing the succession process for senior management.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Ms. Kruse, Ms. Twinem and Messrs. Evans, Freeland, Kirk, Macadam, Manager and Sonsteby) (i) was an officer or employee of Valvoline at any time during or prior to fiscal 2020 or (ii) is or was a participant in a “related person” transaction with Valvoline since the beginning of fiscal 2020. No executive officer of the Company served on the compensation committee or board of any company that employed any member of Valvoline’s Compensation Committee or Board of Directors.

The Board’s Operations

Chairman of the Board.     Mr. Kirk was unanimously appointed by the Board to serve as our Non-Executive Chairman, effective October 1, 2017 and was reappointed to that role on January 29, 2020. The Chairman of the Board organizes Board activities to effectively provide guidance to, and oversight and accountability of, management. To fulfill that role, the Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and the other members of senior management and the Board, assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company and provides senior management with the Board’s advice, direction and opinions. The Non-Executive Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

16	PROXY STATEMENT

Board and Committee Meetings.    The Board and Committees must hold regularly scheduled meetings. Directors are expected to attend all meetings of the Board and of the Committees on which they serve. Non-management directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate.

Evaluation of Board Effectiveness.    The Board must conduct annual self-evaluations to determine whether it and its Committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance, with a focus on the Board’s contribution to the Company and areas in which the Board or its Committees can improve. We may also engage independent, third-party governance experts from time to time to conduct interviews and/or assessments regarding the structure and effectiveness of our Board and its committees. The Committees of our Board of Directors have all adopted charters defining their respective purposes and responsibilities. Pursuant to these charters, the Committees must review their respective performances at least annually and each of the Committees has authority to engage independent legal, accounting or other advisors.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risk. The Board approves and monitors the fundamental financial and business strategies of the Company and maintains policies and procedures designed to ensure that the assets of the Company are properly safeguarded and enterprise risks are properly managed, that appropriate financial and other controls are maintained, that processes are in place for maintaining the integrity of the Company and that the Company’s business is conducted in compliance with applicable laws and regulations. Management is responsible for the day-to-day management of risk, and members of our senior management regularly report to the Board and its Committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy. While the Board is ultimately responsible for overall risk oversight at our Company, the Committees assist the Board in fulfilling its oversight responsibilities in certain areas. In particular, the Audit Committee has primary responsibility for monitoring the Company’s major financial risk exposures and the steps the Company has taken to control such exposures, including the Company’s risk management policies and processes. Prior to September 2019, the Audit Committee also assisted the Board in fulfilling its oversight responsibility with respect to environmental, health and safety (“EH&S”) risks and programs. Given the importance of EH&S matters, the Board amended the Audit Committee charter to move this oversight function to the full Board. EH&S risks and programs are now reviewed by the Board at least twice per year. Similarly, the full Board takes direct responsibility for overseeing the Company’s diversity, equity and inclusion efforts. The Compensation Committee monitors the risks associated with our compensation policies and procedures. The G&N Committee is charged with reviewing and recommending governance policies and procedures, including Board and Committee structure, leadership and membership, that ensure independence of the Board as it exercises its corporate governance and risk oversight roles. The G&N Committee also reviews transactions pursuant to our Related Person Transaction Policy (which is further described in “—Other Governance Policies and Practices—Related Person Transaction Policy”).

Other Governance Policies and Practices

Overview of Governance Principles

We are committed to adhering to sound corporate governance practices. We have adopted Corporate Governance Guidelines, which include our Related Person Transaction Policy. These Guidelines provide the framework for our Board of Directors’ governance of the Company and include a general description of our Board’s purpose, responsibilities and member qualification standards. As further discussed in “—Valvoline’s Board of Directors—Independence,” our Corporate Governance Guidelines require that at least two-thirds of our directors be independent. Our Related Person Transaction Policy requires our directors and executive officers to identify annually and on an as needed basis potential transactions with related persons or their firms that meet certain criteria set forth in our Related Person Transaction Policy.

PROXY STATEMENT 17

We also require compliance with our code of business conduct, entitled “Global Standards of Business Conduct,” which applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our Global Standards of Business Conduct promote honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the standards set forth therein and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

Our Corporate Governance Guidelines (including our Related Person Transaction Policy), Global Standards of Business Conduct and Committee charters are published on our investor relations website at http://investors.valvoline.com/governance. These documents are also available in print at no cost to any shareholder who requests them. We intend to post any amendments or waivers to our Global Standards of Business Conduct (to the extent applicable to our directors and executive officers) on our investor relations website or in a Current Report on Form 8-K.

Related Person Transaction Policy

Federal securities laws require us to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. We are also required to describe our policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to our written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between the Company and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, our directors and executive officers are required to identify annually potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in our Proxy Statement;

•	Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in our Proxy Statement if the executive officer was a “named executive officer”;

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

18	PROXY STATEMENT

•	A transaction in which the related person’s interest arises solely from the ownership of Valvoline stock and all shareholders receive the same benefit on a pro rata basis.

The G&N Committee determined that there were no Related Person Transactions that were required to be reported under Item 404(a) of Regulation S-K since the beginning of fiscal 2020, nor are there any currently proposed.

Communication with Directors

As set forth in our Corporate Governance Guidelines, the Board believes that management is responsible for communicating on behalf of the Company. However, at the request of management, individual Board members may meet or otherwise communicate with shareholders and other interested parties. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Chief Legal Officer of Valvoline, 100 Valvoline Way, Lexington, KY 40509. Communications directed to our Chief Legal Officer will be reviewed and distributed to individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the directors, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Although Valvoline does not have a formal policy regarding attendance by directors at Valvoline’s annual meetings of shareholders, Valvoline strongly encourages all directors to attend. All of Valvoline’s then current directors were present at the prior year’s annual meeting of shareholders.

Nomination of Directors

G&N Committee Recommendations for and Nominations of Directors.    Pursuant to our Corporate Governance Guidelines and the G&N Committee’s charter, the G&N Committee is responsible for leading the search for and recommending qualified director nominees for shareholder election to the Board for the next annual meeting of shareholders and for proposing director nominees for election by the Board to fill vacancies which occur between annual meetings of shareholders. The G&N Committee does not set specific, minimum qualifications that director nominees must meet to be nominated for election to the Board, but rather believes that each nominee should be evaluated on his or her individual merits, taking into account the needs and composition of the Board at the time. The G&N Committee considers candidates who bring a wide range of attributes to the Board. The general criteria the G&N Committee looks for in selecting an individual as a director nominee is someone who exhibits the highest personal and professional integrity, who has demonstrated exceptional ability and judgment and who shall be effective in serving the interests of the Company’s shareholders. The G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in the lubricants, automobile or consumer marketing industries; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to the Company’s global business and strategy; (5) possess an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with the Company’s existing directors and management. The G&N Committee also believes that diversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership. The G&N Committee has from time to time retained the services of Russell Reynolds Associates, a third-party search firm, to assist the G&N Committee in identifying and evaluating candidates for Board membership who best match the personal and professional criteria described above.

Shareholder Recommendations for Directors.    Shareholders wishing to recommend candidates for consideration by the G&N Committee should send their recommendation via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, Lexington, KY 40509. Recommendations should be received no later than September 1, 2021, to be considered by the G&N Committee in connection with its review of candidates for election at our 2022 Annual Meeting of Shareholders. Suggestions for director candidates should include the information described in Section 3.03 of our By-laws, and any other relevant information, as to the proposed candidate. The G&N Committee will review all director candidates in accordance with its charter and Valvoline’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with the personal and

PROXY STATEMENT 19

professional criteria described above. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors.    Our By-laws permit eligible shareholders to directly nominate candidates for election at annual meetings of shareholders. Our By-laws require that the Company be given advance written notice of shareholder nominations for election to the Board of Directors. Such notice must contain the information required by our By-laws with respect to the nominee and the shareholder and must be timely. To be timely for purposes of an annual meeting, such notice must be received at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made. Based on the January 28, 2021, date for our upcoming Annual Meeting, shareholder nominations must be received no earlier than September 30, 2021, and no later than October 29, 2021, to be considered timely for our 2022 annual meeting of shareholders, assuming such meeting will be held no more than 30 days before and no more than 60 days after January 28, 2022. The chairman of an annual meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with our By-laws. Shareholders should send all director nominations for the 2022 Annual Meeting of Shareholders via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, Lexington, KY 40509.

A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, and the Company’s website, http://investors.valvoline.com/governance, or may be obtained by written request to: Valvoline’s Corporate Secretary, 100 Valvoline Way, Lexington, KY 40509.

20	PROXY STATEMENT

Executive Compensation

Quick Reference Guide
21	Introduction
22	Executive Summary
22	Fiscal 2020 Highlights
23	Changes to the Fiscal 2020 Compensation Program
23	Compensation Philosophy
24	Pay for Performance
27	What We Do vs. What We Don’t Do
27	Elements of Valvoline’s Executive Compensation Program
28	How We Make Pay Decisions
28	Role of Consultant
29	Peer Group
30	Benchmarking / Survey Data
30	Internal Pay Equity
30	“Say on Pay”
30	Compensation Decisions for Fiscal 2020
30	Base Salary
31	Annual Incentive
33	Long-term Incentive
35	Other Benefits and Perquisites
35	Health and Welfare Benefits
36	Executive Perquisites
36	Post-termination
36	Retirement Benefits
37	Severance Benefits
38	Change in Control Benefits
39	Governance Policies and Practices
39	Clawback Policy
39	Stock Ownership Guidelines
40	Anti-Hedging / Anti-Pledging Policy
40	Risk Assessment
41	Compensation Decisions for Fiscal 2021
41	Deductibility of Compensation
42	Report of the Compensation Committee

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, policies and practices. This section also details the 2020 compensation paid to those individuals who served as our principal executive officer (“CEO”) and principal financial officer (“CFO”) during fiscal 2020, as well as the three next most highly compensated executive officers as of September 30, 2020. The individuals listed below are collectively referred to as Valvoline’s “Named Executive Officers” or “NEOs”:

Samuel J. Mitchell, Jr.

Chief Executive Officer

Mary E. Meixelsperger

Chief Financial Officer

Anthony R. Puckett

Senior Vice President and President, Quick Lubes

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer and Corporate Secretary

Craig A. Moughler

Senior Vice President and Chief Supply Chain Officer

PROXY STATEMENT 21

Executive Summary

Fiscal 2020 Highlights

The non-cyclical, essential nature of Valvoline’s preventative-maintenance business helped drive exceptional results in fiscal 2020, despite the significant COVID-19 headwinds. The durability of the Valvoline business model was reflected in the Company’s rapid recovery from the depths of the pandemic impacts leading to strong year-over-year growth in profitability. For the full year, net income increased $109 million to $317 million, while adjusted EBITDA(1) of $510 million grew 7% year-over-year and surpassed $500 million for the first time. In addition, diluted earnings per share (“EPS”) of $1.69 increased $0.59 versus the prior year and adjusted EPS(1) of $1.48 grew 6% year-over-year. The Company’s fiscal 2020 highlights are summarized below:

FY20 Financial Highlights	FY20 Operational Highlights	FY20 Strategic Highlights

• Sales declined 2% year-over-year to $2.35 billion, while lubricant volume declined 6% to 168.0 million gallons

• Net income of $317 million, increased $109 million and diluted EPS of $1.69 increased $0.59 versus the prior year

• Adjusted EBITDA(1) grew 7% to $510 million and adjusted diluted EPS(1) grew 6% to $1.48

• Full-year cash flow from operations of $372 million

• Free cash flow(1) generation of $221 million

• Returned $144 million to shareholders via dividends and share repurchases

Quick Lubes Segment

• Sales growth of 7% to $883 million with system-wide Same Store Sales(2) (SSS) growth of 2.3% year-over-year, the 14th consecutive year of SSS growth (SSS in the fourth quarter grew 8.3%, returning to pre-COVID-19 growth rates)

• Operating Income declined 5% to $169 million, while adjusted EBITDA(1) declined 1% to $212 million

Quick Lubes (Grow)

• Ended the year with 1,462 total company-owned and franchised stores, a net increase of 77 stores versus the prior year

• Solid progress in fiscal 2020 to becoming 50% or more of Valvoline’s total EBITDA

Core North America Segment

• Sales declined 5% to $945 million, while lubricant volume declined 8% to 84.4 million gallons

• Operating income increased 33% to $202 million, while adjusted EBITDA(1) increased 25% to $218 million

Core North America (Maintain)

• Steady volume in the retail channel through promotional effectiveness and continued strong relationships with retailers

• Solid realization of savings from the Company’s operating expense reduction program

International Segment

• Sales declined 9% to $525 million, while lubricant volume declined 6% to 54.7 million gallons

• Operating income declined 14% to $73 million, while adjusted EBITDA(1) declined 11% to $80 million

International (Develop)

• Completed construction of the lubricants plant in China in fiscal 2020

• Brand-building initiatives rolled-out in fiscal 2020, including the Original Motor Oil advertising campaign and new multi-year sponsorship of European football club, Sevilla FC

(1)	For a reconciliation of adjusted EBITDA, adjusted diluted EPS and free cash flow, non-GAAP measures, refer to Appendix A.

(2)

SSS is defined as sales by U.S. Quick Lubes service center stores (company-owned, franchised and the combination of these for system-wide SSS, with new stores excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales to begin to normalize). Valvoline does not recognize sales from franchised stores as Quick Lubes segment revenue. Quick Lubes revenue is limited to sales at Company-owned stores, sales of lubricants and other products to independent franchisees and Express Care operators and royalties and other fees from franchised stores. For more information on management’s use of key business metrics, including SSS, refer to the “Key Business Measures” section on Page 38 of the Company’s Form 10-K for fiscal 2020.

22	PROXY STATEMENT

Changes to the Fiscal 2020 Compensation Program

The Compensation Committee annually reviews the components of the Company’s executive compensation program to ensure that it aligns with the compensation philosophy and shareholder interests. In fiscal 2020, the Compensation Committee made a few modifications to the Company’s annual incentive plan, as described below:

	What We Did		Why We Did It
Annual Incentive Plan	•	Changed metrics and weightings for corporate employees from Valvoline Operating Income (85%) and Valvoline Lubricant Volume (15%) to Valvoline Adjusted EBITDA (100%).	• To establish better alignment among all participants with the Company’s strategic goals and simplify plan design.
•

Changed metrics and weightings for operating segment employees from Valvoline Operating Income (40%); Operating Segment Operating Income (45%); and an Operating Segment Metric (15%) to Valvoline Adjusted EBITDA (60%) and Operating Segment Adjusted EBITDA (40%).

• The increased weighting of Valvoline Adjusted EBITDA is designed to create better alignment of operating segment employees with the strategic goals of the total organization.

Compensation Philosophy

The Compensation Committee has adopted a Compensation Philosophy, which it reviews annually, that is intended to align our compensation program with the interests of our shareholders. This philosophy supports our business strategy and financial and talent management objectives to deliver long-term profitable growth.

Objectives	•	Attract, retain and motivate a high-performing employee population.
	•	Link a meaningful portion of compensation to sustained long-term performance that will create shareholder value.
	•	Provide transparency to key stakeholders.
	•	Mitigate risk through sound plan design and decision making.
Supports Profitable Growth and Talent Management	•	Balance short-term financial goals with long-term shareholder value creation.
	•	Regularly evaluate compensation program effectiveness.
	•	Ensure participants are not motivated to take excessive risk.
	•	Recognize individual and team contributions and potential through pay decisions.
Use of Multiple Levers to Deliver Total Compensation	•	Base salary attracts and retains by providing a market competitive fixed income.
	•	Annual incentive programs focus executives on short-term financial performance.
•

Long-term incentive awards align executives with shareholder interests, link compensation with key business objectives, earnings per share and total shareholder return, retain executive talent and build meaningful executive ownership in the company.

Pay Positioning	•	Benchmark pay levels and practices against the peer group (defined below) and the competitive market.
	•	Targets the 50th percentile of the competitive range for target total direct compensation and allows company, business segment and/or individual performance to drive actual compensation up or down.

PROXY STATEMENT 23

Pay for Performance

This section describes how Valvoline’s short-term and long-term performance is linked to the NEOs’ fiscal 2020 compensation.

How do we link performance and pay?	•	A substantial portion of our NEOs’ pay is tied to short-term and long-term incentives.
	•	The performance metrics balance key short-term financial goals with long-term shareholder value creation.
	•	For fiscal 2020, the annual incentive plan was based on Valvoline Adjusted EBITDA, with Operating Segment Adjusted EBITDA and strategic initiatives included for operating segment leaders.
	•	Performance-based long-term incentive awards made during fiscal 2020 were based on Valvoline EPS performance targets that reflect strong year-over-year growth.
How did we perform?	2020 Annual Incentive Plan
	•	Adjusted EBTIDA of $511.9 million exceeded target performance, resulting in a payout of 133.8% of the target incentive allocated to this metric for corporate employees.
•

For fiscal 2020, the Compensation Committee approved a COVID-19 exception to the annual incentive plan to provide that payouts for operating segment employees would equal the greater of (i) the payout amount for Valvoline corporate employees or (ii) the payout amount for the operating segment, as more fully discussed below, resulting in a payout of 133.8% of target for Quick Lubes operating segment employees, including Mr. Puckett.

2018-2020 Performance Stock Units (“PSUs”)
•

Valvoline EPS of $1.319 for fiscal 2020, $1.228 for fiscal 2019, $1.232 for fiscal 2018 and cumulative EPS of $3.779 over the three-year performance period, each as adjusted under the plan, resulted in a payout of 51.2% of the PSUs.

•

Valvoline’s relative TSR of -6.3% over the three-year performance period, representing the 51st percentile of the TSR performance of the S&P MidCap 400 index, was at target performance, resulting in no adjustment of the PSU payout.

24	PROXY STATEMENT

2020 Annual Incentive Plan

At its meeting in September 2020, the Compensation Committee discussed the impact of the COVID-19 pandemic on Valvoline’s corporate and operating segment financial results and the potential impact on payouts under the Valvoline Incentive Plan. To account for the contribution of all operating segments to Valvoline’s strong corporate results during the pandemic, the Compensation Committee approved a COVID-19 exception to the Valvoline Incentive Plan to provide that payouts for operating segment employees would equal the greater of (i) the payout amount for Valvoline corporate employees or (ii) the payout amount for the operating segment. In approving the COVID-19 exception, the Committee considered each operating segment’s contributions to corporate results throughout the pandemic, including that the Quick Lubes’ retail service centers remained open throughout the worst months of the pandemic to service essential workers and first responders and recovered quickly to pre-COVID-19 growth rates during the fourth quarter of fiscal 2020, despite downward trends in miles driven. In addition, the Committee also considered the Company’s planned change to the Valvoline Incentive Plan for fiscal 2021 to use a single corporate metric, Valvoline Adjusted EBITDA, for all employees to establish a “One Valvoline” approach toward meeting the Company’s strategic goals. See the “Compensation Decisions for Fiscal 2021” section of this Proxy Statement for further information.

At its meeting in November 2020, the Compensation Committee certified the Company’s fiscal 2020 performance and approved payouts, with adjustments for COVID-19, under the Valvoline Incentive Plan, as set forth below.

Executive	Incentive Metric (in millions)	Weighting	Threshold	Target	Max	Actual	Payout%	Adjusted Payout%
Mr. Mitchell Ms. Meixelsperger Ms. O’Daniel Mr. Moughler(2)	Valvoline Adjusted EBITDA(1)	100%	$460.5	$495.2	$520.0	$511.9	133.8%	133.8%
Mr. Puckett(3)	Quick Lubes Metrics
	Valvoline Adjusted EBITDA(1) Quick Lubes Adjusted EBITDA Quick Lubes Metrics (Total)	60% 40% 100%	$460.5 $225.5	$495.2 $242.4	$520.0 $254.6	$511.9 $211.7 Weighted Total	133.8% 0.0% 80.3%	133.8% 133.8% 133.8%

(1)

For fiscal 2020, adjusted EBITDA was modified for purposes of determining annual incentive payouts by $1.8 million, net, to exclude $0.8 million of favorable foreign currency impact and $2.6 million related to the adjusted payouts for COVID-19 for Quick Lubes and International operating segment employees.

(2)

Mr. Moughler’s fiscal 2020 target annual incentive opportunity was 50% of his eligible base salary for purposes of the Valvoline Incentive Plan. In addition, Mr. Moughler had a strategic initiatives incentive opportunity for fiscal 2020 with a target of 10% of his base salary tied to the achievement of pre-established strategic initiatives. Mr. Moughler’s strategic initiatives for fiscal 2020 included the successful startup and integration of the Company’s Serbia and China plants and implementation of supply chain improvements. At its meeting in November 2020, the Compensation Committee certified partial achievement of Mr. Moughler’s strategic initiatives resulting in a payout equal to 5% of his base salary for fiscal 2020.

(3)

Mr. Puckett’s fiscal 2020 target annual incentive opportunity was 50% of his eligible base salary for purposes of the Valvoline Incentive Plan. In addition, Mr. Puckett had a strategic initiatives incentive opportunity for fiscal 2020 with a target of 10% of his base salary tied to the achievement of pre-established strategic initiatives. Mr. Puckett’s strategic initiatives for fiscal 2020 included the successful execution of Quick Lubes’ growth strategy and increasing Quick Lubes’ non-oil change revenue. At its meeting in November 2020, the Compensation Committee certified full achievement of Mr. Puckett’s strategic initiatives resulting in a payout equal to 10% of his base salary for fiscal 2020.

PROXY STATEMENT 25

Payouts for 2018-2020 PSUs

Adjusted EPS Targets					TSR Modifier
Payout	FY18 (25%) Adjusted EPS	FY19 (25%) Adjusted EPS	FY20 (25%) Adjusted EPS	FY18-FY20 (25%) Adjusted EPS	Relative TSR Performance	Adjustment
25%	$1.189	$1.201	$1.213	$3.603	≤ 25 th %ile	-25%
50%	$1.219	$1.257	$1.297	$3.774	26th – 74th %ile	0%
100%	$1.280	$1.370	$1.465	$4.115
150%	$1.299	$1.423	$1.560	$4.282
200%	$1.319	$1.477	$1.654	$4.449	≥ 75 th %ile	+25%
Actual Achievement	$1.232	$1.228	$1.319	$3.779	TSR: -6.3%
Payout	61%	37%	57%	51%	51st %ile of S&P MidCap 400
Total Payout	51.2%				0% Adjustment
Total Payout (as adjusted for Relative TSR Performance): 51.2%

To reinforce our pay-for-performance philosophy, the total compensation program for the NEOs is highly incentive-based and therefore fluctuates based on financial results and stock price performance. This approach motivates executives to consider the impact of their decisions on both the short-term and long-term performance of the Company and shareholder value creation, while taking appropriate types and amounts of risk.

For fiscal 2020, approximately eighty percent (80%) of the CEO’s target compensation and approximately sixty-one percent (61%) of the other NEOs’ target compensation, on average, was at-risk.

Pay Mix of CEO and Other NEOs(1)

(1)	Totals may not foot due to rounding.

26	PROXY STATEMENT

What We Do vs. What We Don’t Do

What We Do	What We Don’t Do

  ✓ Emphasize pay-for-performance

  ✓ Utilize a balance of cash-based short-term and equity-based long-term incentive compensation

  ✓ Engage in rigorous goal-setting process for all incentive metrics

  ✓ Apply meaningful stock ownership guidelines

  ✓ Subject all equity awards to double-trigger change in control vesting provisions

  ✓ Maintain a strong clawback policy

  ✓ Use a representative and relevant peer group

  ✓ Use an independent compensation consultant

  ✓ Provide Board oversight of incentive compensation risk

✗ No tax gross ups on change in control payments

✗ No single-trigger change in control payments

✗ No hedging or pledging of Company stock

✗ No excessive perquisites

✗ No repricing of equity awards

✗ No share recycling

✗ No employment agreements

✗ No dividends or dividend equivalents on unearned PSUs

Elements of Valvoline’s Executive Compensation Program

Valvoline’s executive compensation program for fiscal 2020 consisted of the following elements for our NEOs:

	Element of Compensation	Purpose
Annual Cash Compensation	Base Salary	To provide market competitive compensation representative of individual experience, performance and level of responsibility.	Fixed
Annual Incentive Compensation

To provide performance-based annual cash award based on Valvoline Adjusted EBITDA and Operating Segment Adjusted EBITDA to motivate and reward key employees for achieving our short-term business objectives.

Variable
Long-Term Incentive	Stock Appreciation Rights	To align participants’ interests with shareholders. Value only realized if stock price increases.
	Time-Vested Restricted Stock Units	To enhance the program’s ability to retain key talent and drive long-term behavior.
Performance Stock Units

To provide performance-based equity compensation based on Valvoline’s adjusted EPS growth with a relative TSR modifier in the form of performance stock units to drive Valvoline’s long-term performance.

Benefits and Perquisites	Retirement Benefits	To provide tax-efficient means for building savings for retirement over the term of employment. Includes a 401(k) plan with matching company contributions.	Fixed
	Health and Welfare Benefits	To provide access to medical care for employees and their families, as well as financial security to the families of employees who may become ill, disabled or die during active employment.
	Executive Perquisites – Financial Planning	To address the complex tax and financial situations of our senior executives.
	Severance Pay Plan	To provide for protection of compensation in the event of a covered termination and secure restrictive covenants to protect the Company’s interests.
Change in Control Agreements

To attract and retain highly skilled management talent, provide protection of compensation, which allows executives to remain objective and act in the best interests of shareholders without regard for their future employment status in the event of a change in control and covered termination, and secure restrictive covenants to protect the Company’s interests.

PROXY STATEMENT 27

How We Make Pay Decisions

Role of Consultant

The Compensation Committee directly engages Deloitte Consulting LLP (“Deloitte” or the “compensation consultant”) to serve as the outside advisor on executive compensation matters. Deloitte’s role includes, but is not limited to, assessment of the following items:

•	The competitiveness of total compensation provided to Valvoline’s key executives;

•	Executive stock ownership guidelines;

•	Change in control severance agreements for key executives;

•	Incentive compensation program design and risk;

•	Composition of the peer group and well-respected external surveys used to benchmark executive compensation;

•	The degree of difficulty of the performance targets under incentive compensation plans;

•	Compensation-related disclosures, including this CD&A;

•	The competitiveness of Valvoline’s non-employee director compensation program;

•	The impact of new regulations on Valvoline’s executive compensation programs; and

•	The alignment of actual pay and performance.

In addition to the compensation services provided by Deloitte to the Compensation Committee, Deloitte affiliates provided certain services at the request of management consisting of (i) tax accounting and compliance; (ii) tax planning assistance; and (iii) a review of the Company’s self-insurance reserves. The total fees of compensation-related services and other services are shown in the table below.

Fees Paid to Consultant

	FY20%
Executive Compensation Fees	$329,517	58%
All Other Fees	$242,410	42%
Total	$571,927	100%

The Compensation Committee believes that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters.

In making this determination, the Compensation Committee considered, among other things, the following factors:

•	The types of non-compensation services provided by Deloitte;

•	The amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte’s total revenues for the period;

•	Deloitte’s policies and procedures concerning conflicts of interest;

•	Deloitte representatives who advise Valvoline’s Compensation Committee do not provide any non-compensation related services to Valvoline;

•

There are no other business or personal relationships between Valvoline management or members of the Valvoline Compensation Committee and the Deloitte representatives who provide compensation services to Valvoline; and

•	Neither Deloitte nor any of the Deloitte representatives who provide compensation services to Valvoline own any Valvoline Common Stock or other securities of Valvoline.

28	PROXY STATEMENT

Peer Group

As detailed in our compensation philosophy, we benchmark pay levels and practices against a peer group for the purposes of evaluating NEO compensation. Annually, the Compensation Committee utilizes the services of Deloitte to prepare a peer group analysis and make recommendations on the companies to be included in the peer group. To establish the peer group for fiscal 2020 compensation decisions, Deloitte performed a comprehensive review of our peer group using the following criteria:

•

Industry; specifically, companies that market consumer (durable and non-durable) goods, focus on the automotive industry, operate in the lubricants / chemical space, and/or maintain a large retail footprint or market primarily through retail channels;

•	Size;

•	Complexity;

•	Peer group similarity (including a “peer of peer” analysis); and

•	Competitive market for talent.

The fiscal 2020 peer group was reviewed and approved by the Compensation Committee, with assistance from management, at its meeting in July 2019, and is comprised of the following companies:

Peer Group

Company	Size(1)	Consumer Brand /Retail(2)	Chemical(3)	Automotive(4)
Valvoline	✓	✓	✓	✓

The Clorox Company		✓	✓

Spectrum Brands Holdings, Inc.	✓	✓	✓	✓

Snap-on Incorporated	✓	✓		✓

Church & Dwight Co., Inc.	✓	✓	✓

Cooper Tire & Rubber Company	✓	✓		✓

The Scotts Miracle-Gro Company	✓	✓	✓

Revlon, Inc.	✓	✓	✓

Edgewell Personal Care Company	✓	✓	✓

Tupperware Brands Corporation	✓	✓

Nu Skin Enterprises, Inc.	✓	✓	✓

NewMarket Corporation	✓		✓	✓

Central Garden & Pet Company	✓	✓	✓

Energizer Holdings, Inc.	✓	✓

W. R. Grace & Co.	✓		✓	✓

Monro, Inc.	✓	✓		✓

Innospec Inc.	✓		✓	✓

Quaker Chemical Corporation			✓	✓

WD-40 Company		✓	✓

(1)	Generally, between one-half and two times the size of Valvoline’s revenue

(2)	Markets durable and non-durable consumer products and/or maintains a large retail footprint or markets primarily through retail channels

(3)	Operates in lubricants / chemical space

(4)	Focuses on the automotive industry

PROXY STATEMENT 29

Benchmarking / Survey Data

Over the course of the year, our Compensation Committee analyzes the total compensation of our executive officers. To facilitate this analysis, management works with the independent compensation consultant to provide the Compensation Committee with data that include base salaries, and short-term and long-term incentive opportunities. The independent compensation consultant also provides information on performance metrics, long-term incentive vehicles and weightings of those vehicles, post-employment benefits, such as severance and retirement vesting provisions, and compensation trends, as necessary. This data reflects recent publicly available information for our peer group and other market survey data discussed further below. We believe that it provides the Compensation Committee with a sufficient basis to analyze both the level and design of the total compensation provided to our executive officers. As stated in our compensation philosophy, we target the 50th percentile of the competitive range for target total direct compensation, with a significant element of compensation “at-risk”. Therefore, actual compensation levels are highly dependent on company, operating segment, and / or individual performance.

Where sufficient benchmark data is not available from public filings, we utilize published survey data as a supplementary source. The survey data focuses on consumer products, retail and general industry companies and is size-adjusted based on revenues and a statistical regression analysis that is consistent with the corporate or business segment responsibilities for each executive.

Internal Pay Equity

In addition to being competitive with the external market, we believe that our executive compensation program should be internally consistent and equitable. In its review of total compensation, our Compensation Committee considers the relationship between our CEO’s total compensation and that of our other Named Executive Officers, as well as the consistency and pay equity among those Named Executive Officers. For fiscal 2020, the Compensation Committee concluded that our CEO’s compensation was reasonable compared to that of our other Named Executive Officers, and the fiscal 2020 compensation of each of our non-CEO Named Executive Officers was internally consistent and equitable in light of their respective roles, responsibilities, experience, and reporting relationships.

“Say on Pay”

At our 2020 Annual Meeting of Shareholders held on January 30, 2020, Valvoline shareholders voted on a non-binding advisory vote on our fiscal 2019 executive compensation (“Say on Pay”). Our shareholders approved the Say on Pay proposal with more than 96% of votes cast in favor of the proposal. The Compensation Committee considered the Say on Pay voting results and believes that the significant level of shareholder support is a positive endorsement of our executive compensation program. Accordingly, the Compensation Committee did not make any material changes to our executive compensation program in fiscal 2020.

We value the feedback provided by our shareholders regarding Valvoline’s executive compensation programs and, from time to time, the Chair of our Compensation Committee and management meet with shareholders to receive input on Valvoline’s executive compensation program. We will consider this feedback and any other shareholder feedback pertaining to these programs in future decision making and program design.

Compensation Decisions for Fiscal 2020

Base Salary

Valvoline utilizes compensation increase guidelines based on an individual’s performance and his or her position relative to the competitive market median to formulate recommendations. All employees, including the Valvoline NEOs, are generally subject to the same salary increase guidelines, and increases have historically been effective in April of each year. The compensation consultant prepares a competitive assessment of Valvoline’s NEOs for the Compensation Committee on an annual basis. At its meeting in September 2019, the Compensation Committee increased Mr. Puckett’s annual base salary to $400,000, effective October 7, 2019, to align his base salary with the competitive market and to recognize his performance leading the Quick Lubes segment. In addition, the Compensation Committee at its meeting in November 2019, reviewed the compensation consultant’s analysis for fiscal 2020 and approved 2.5% increases to the base salary of each NEO, as reflected in the table below, effective March 23, 2020.

30	PROXY STATEMENT

Fiscal 2020 Base Salary

Executive	FY19 Base Salary	Increase	FY20 Base Salary
Samuel J. Mitchell, Jr.	$973,750	$24,350	$998,100
Mary E. Meixelsperger	$564,780	$14,120	$578,900
Anthony R. Puckett	$348,500	$61,500	$410,000
Julie M. O’Daniel	$410,000	$10,250	$420,250
Craig A. Moughler	$374,130	$ 9,350	$383,480

Annual Incentive

Under the Valvoline Incentive Plan, target annual incentive opportunities for all Valvoline NEOs are expressed as a percentage of the NEO’s eligible base salary. The target opportunities remained the same for each NEO for fiscal 2020.

Changes in Target Annual Incentive Opportunity

Executive	FY19 Target Opportunity (% of Salary)	Increase	FY20 Target Opportunity (% of Salary)
Samuel J. Mitchell, Jr.	100%	—	100%
Mary E. Meixelsperger	75%	—	75%
Anthony R. Puckett	60%	—	60%
Julie M. O’Daniel	60%	—	60%
Craig A. Moughler	60%	—	60%

For fiscal 2020, the corporate metric for the Valvoline Incentive Plan was Valvoline Adjusted EBITDA, weighted 100%. Adjusted EBITDA is a key indicator of Valvoline corporate and Operating Segment profitability. Adjusted EBITDA may be adjusted by the Compensation Committee for unplanned or one-time items. The annual incentive opportunity for each of Messrs. Mitchell and Moughler and Mses. Meixelsperger and O’Daniel is based on Valvoline adjusted EBITDA.

For our operating segment leaders, including Mr. Puckett, the metrics for fiscal 2020 for the Valvoline Incentive Plan were Valvoline Adjusted EBITDA, weighted 60% and Operating Segment Adjusted EBITDA, weighted 40%.

For Mr. Puckett and Mr. Moughler, as our Quick Lubes segment leader and Chief Supply Chain Officer, respectively, the fiscal 2020 target annual incentive opportunity was 50% of their eligible base salary for purposes of the Valvoline Incentive Plan. In addition, they each had a strategic initiatives incentive opportunity for fiscal 2020 with a target of 10% of their base salary tied to the achievement of pre-established strategic initiatives.

PROXY STATEMENT 31

Performance Against Fiscal 2020 Metrics

At its meeting in November 2020, the Compensation Committee certified the Company’s fiscal 2020 performance and approved payouts under the Valvoline Incentive Plan, with adjustments for COVID-19 as more fully discussed in the “Pay for Performance” section of this Proxy Statement, as set forth below.

Metric (in millions)	Threshold(1)	Target	Maximum(1)	Actual Achievement	Payout as a % of Target	Adjusted Payout as a % of Target

Corporate Metrics

Valvoline Adjusted EBITDA(2)	$460.5	$495.2	$520.0	$511.9	133.8%	133.8%

Quick Lubes Metrics

Valvoline Adjusted EBITDA(2) (60%)	$460.5	$495.2	$520.0	$511.9	133.8%	133.8%

Quick Lubes Adjusted EBITDA (40%)	$225.5	$242.4	$254.6	$211.7	0.0%	133.8%

				Weighted Total	80.3%	133.8%

(1)	Threshold performance for Valvoline Incentive Plan metrics results in a payout of 50% of the target opportunity and maximum performance results in a payout of 150% of the target opportunity.

(2)

For fiscal 2020, adjusted EBITDA was modified for purposes of determining annual incentive payouts by $1.8 million, net, to exclude $0.8 million of favorable foreign currency impact and $2.6 million related to the adjusted payouts for COVID-19 for Quick Lubes and International operating segment employees.

Performance Against Fiscal 2020 Strategic Initiatives (Messrs. Puckett and Moughler)

At its meeting in November 2020, the Compensation Committee certified performance against the pre-established strategic initiatives for each operating segment leader, including Mr. Puckett, and for Mr. Moughler as Chief Supply Chain Officer. For Mr. Puckett, the Compensation Committee certified full achievement of his fiscal 2020 strategic initiatives (successful execution of Quick Lubes’ growth strategy and increasing Quick Lubes’ non-oil change revenue) resulting in a payout equal to 10% of his base salary for fiscal 2020. For Mr. Moughler, the Compensation Committee certified partial achievement of his fiscal 2020 strategic initiatives (successful startup and integration of the Company’s Serbia and China plants and implementation of supply chain improvements) resulting in a payout equal to 5% of his base salary for fiscal 2020.

Actual annual incentive awards are calculated as follows:

Payouts Under Fiscal 2020 Annual Incentive Plan

Executive	FY20 Eligible Base Salary	FY20 Target Opportunity (% of Salary)	Target Annual Cash Incentive Opportunity	Actual as a % of Target Payout	Amount Earned for FY20

Samuel J. Mitchell, Jr.	$985,925	100%	$985,925	133.8%	$1,319,168

Mary E. Meixelsperger	$571,840	75%	$428,880	133.8%	$ 573,842

Anthony R. Puckett(1)	$403,019	60%	$242,510	128.1%	$ 310,620

Julie M. O’Daniel	$415,125	60%	$249,075	133.8%	$ 333,263

Craig A. Moughler(1)	$378,805	60%	$227,751	119.7%	$ 272,595

(1)	Includes payout for strategic initiatives.

32	PROXY STATEMENT

Long-term Incentive

Target long-term incentive opportunities for the NEOs are shown below. At its meeting in November 2019, the Compensation Committee approved increases in the target long-term incentive opportunities for fiscal 2020 for each NEO to align with the competitive market.

Changes in Target Long-term Incentive Opportunity

Executive	FY19 Target Opportunity	Change	FY20 Target Opportunity
Samuel J. Mitchell, Jr.	$2,850,000	$25,000	$2,875,000
Mary E. Meixelsperger	$ 750,000	$25,000	$ 775,000
Anthony R. Puckett	$ 225,000	$25,000	$ 250,000
Julie M. O’Daniel	$ 300,000	$25,000	$ 325,000
Craig A. Moughler	$ 225,000	$25,000	$ 250,000

In fiscal 2020, our long-term incentive program for the NEOs consisted of 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”), and 50% performance stock units (“PSUs”). The Compensation Committee chose these vehicles and weightings to (a) align executive pay with shareholder value creation, (b) provide PSUs that directly link executive pay with the Company’s long-term goals, and (c) facilitate stock ownership and retention. Pursuant to the terms of the awards, each recipient is subject to non-compete and non-solicitation covenants during employment and for 24-months following termination.

Equity Mix for Fiscal 2020 SARs 25% 3-year vesting; 50% on 1-year anniversary and 25% on 2nd and 3rd anniversaries 10-year term Exercise price equal to closing price of Valvoline common stock on date of grant RSUs (Time-vested) 25% 3-year vesting; 33-1/3% per year Settled in Valvoline common stock PSUs (Performance-based) 50% Vests at the end of the 3-year performance period based on goal achievement 100% of award based on earnings per share Can be modified 25% up or down based on relative total shareholder return against the S&P Midcap 400 index

PROXY STATEMENT 33

FY2018-FY2020 PSUs

In November 2017, the Compensation Committee awarded PSUs to the NEOs for the FY2018-FY2020 performance period. The PSUs were granted pursuant to the 2016 Valvoline Inc. Incentive Plan (the “2016 Incentive Plan”), and are designed to be settled in shares of Valvoline Common Stock at the end of the performance period, based on the achievement of the EPS performance metrics with a relative TSR modifier, as described below:

Performance Against FY2018-FY2020 PSU Metrics

EPS Performance Targets					TSR Modifier

Payout	FY18 (25%) EPS	FY19 (25%) EPS	FY20 (25%) EPS	FY18 - FY20 (25%) EPS	Relative TSR Performance	Adjustment

25%	$1.189	$1.201	$1.213	$3.603	≤ 25th %ile	-25%

50%	$1.219	$1.257	$1.297	$3.774	26th – 74th %ile	0%
100%	$1.280	$1.370	$1.465	$4.115
150%	$1.299	$1.423	$1.560	$4.282

200%	$1.319	$1.477	$1.654	$4.449	≥ 75th %ile	+25%

Actual Achievement	$1.232	$1.228	$1.319	$3.779	TSR: -6.3%

Payout	61%	37%	57%	51%	51st %ile of S&P MidCap 400

Total Payout	51.2%				0% Adjustment

Total Payout (as adjusted for Relative TSR Performance): 51.2%

Based on the performance results set forth above, PSUs at 51.2% of target were earned by each of the NEOs, with no adjustment based on the Company’s relative TSR performance as measured against the TSR of the S&P MidCap 400 index over the three-year performance period. The earned units were paid in shares of Valvoline Common Stock on November 12, 2020, as follows:

Payouts for FY2018-FY2020 PSUs

Executive	Target Opportunity (Units)	Payout Percentage	Total PSUs Earned

Samuel J. Mitchell, Jr.	57,770	51.2%	29,579

Mary E. Meixelsperger	15,210	51.2%	7,788

Anthony R. Puckett	4,570	51.2%	2,340

Julie M. O’Daniel	6,090	51.2%	3,119

Craig A. Moughler	4,570	51.2%	2,340

34	PROXY STATEMENT

Design of FY2020-FY2022 PSUs

In November 2019, consistent with our regular grant cycle, the Compensation Committee awarded PSUs to the NEOs for the fiscal 2020-2022 performance period. These awards were granted pursuant to the 2016 Incentive Plan and to the extent earned will be settled in shares of Valvoline Common Stock at the end of the performance period. The awards are based solely on EPS growth with a relative TSR modifier, as shown below:

	Design	Rationale
EPS 100% of award

•   25% for each fiscal year during the performance period (75% total).

•   25% for the cumulative fiscal 2020-2022 performance period.

•   All EPS goals set at the beginning of the three-year performance period.

•   All awards vest at the end of the three-year performance period.

•   Actual payouts can range from 0% to 200% of target based on performance versus pre-established goals.

•   Requiring annual and cumulative goals ensures that EPS growth is measured both annually and cumulatively over the three-year period, rewarding sustained performance.

•   Measuring performance on an annual basis and locking-in the earned shares for each period improves participants’ understanding of the plan and the progress being made towards achieving the pre-established EPS growth goals.

Relative TSR +/- 25% Modifier	• Measured against S&P MidCap 400 index from October 1, 2019 to September 30, 2022 • Applies to entire award • Maximum payout is 250% of target		• While focus is on financial and operational goals, relative TSR is still important to ensure alignment with shareholders over the entire performance period.
	Relative TSR Performance	Adjustment
	≤25th %ile	-25%
	26th – 74th %ile	No Impact
	≥75th %ile	+25%

Other Benefits and Perquisites

Health and Welfare Benefits

The health of all employees is important to Valvoline, as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. Valvoline provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce, including the NEOs. These plans include medical, dental, vision, life, accidental death and dismemberment, disability and business travel and accident coverage. These benefits are targeted at market competitive levels. Valvoline’s NEOs are eligible and participate in the same plans and coverage as other employees.

PROXY STATEMENT 35

Executive Perquisites

Valvoline provides financial planning services (including tax preparation) for the NEOs.

Post-termination

Retirement Benefits

Valvoline offers a combination of tax-qualified and non-qualified retirement plans designed to assist executives in building savings for retirement over the term of their employment.

401(k) Plan	•	Tax-qualified defined contribution plan with company matching contributions generally available to all employees, including NEOs
Valvoline Non- Qualified Defined Contribution Plan (“NQDC Plan”)	•	Unfunded, non-qualified defined contribution plan
•

Provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the tax-qualified 401(k) plan

Ashland Hercules Pension Plan & Ashland Hercules Pension Plan II (“Pension Plan”)	•	Tax-qualified defined benefit plans
	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)	•	Unfunded, non-qualified defined benefit plan
•

Provides benefit equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan

	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016
Supplemental Early Retirement Plan (“SERP”)	•	Unfunded, non-qualified plan
	•	Closed to new participants in November 2015
	•	Benefit accruals frozen September 30, 2016
	•	Provides supplemental retirement arrangement for select group of management

36	PROXY STATEMENT

Severance Benefits

Our NEOs are covered by the Severance Pay Plan, which provides benefits in the event of a covered termination from employment absent a change in control.

Conditions for Severance Benefits

Covered Terminations	Post-employment Covenants

•   Permanent closing of a location or plant;

•   Job discontinuance;

•   Resignation for good reason (defined as a reduction
of 15% or more of the sum of base salary and target annual bonus or relocation of principal place of business by more than 50 miles); or

•   Any circumstances in which active employment is terminated at the Company’s initiative for reasons not excluded under the plan

•   Agree to a general release of liability;

•   Refrain from competitive activity;

•   Not disclose confidential information; and

•   Refrain from soliciting customers or employees of Valvoline or otherwise interfere with Valvoline’s business for a stated period of time following termination

Our NEOs are eligible for the following severance benefits:

Severance Benefits

Executive	Cash Severance	Annual Bonus	Outplacement Services	Health Benefit Continuation	Equity Vesting
Samuel J. Mitchell, Jr.	104 weeks of base pay	Pro-rata based on employment during fiscal year and actual performance	$25,000	104 weeks of continued coverage	All outstanding equity awards forfeited except PSUs and SARs/ RSUs (granted after fiscal 2020), which are eligible for pro-rata vesting if the NEO is retirement eligible
Mary E. Meixelsperger	78 weeks of base pay			78 weeks of continued coverage
Anthony R. Puckett
Julie M. O’Daniel
Craig A. Moughler

PROXY STATEMENT 37

Change in Control Benefits

All of our NEOs have a double-trigger change in control agreement with us that have substantially the same terms and conditions as summarized below:

Summary of Change in Control Provisions

	Mr. Mitchell	All Other NEOs
Protection Period	• Two years following change in control	• Two years following change in control for cash severance payments; and • Two years following change in control for vesting of equity awards in accordance with the terms of the 2016 Incentive Plan
Benefits (only paid upon a change in control and qualifying termination)

•  Payment of three times the sum of highest annual base salary and highest target annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs, in a lump sum, paid in the seventh month following termination;

•  Continued participation in medical, dental and group life plans through December 31 of the third calendar year following the calendar year of termination;

•  Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•  Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•  Outplacement services and financial planning services for one year after termination;

•  Payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•  Vesting of all outstanding RS/RSUs, SARs and stock options

•  Payment of two times the sum of annual base salary and target annual incentive compensation;

•  Continued participation in group health plans for two years following termination;

•  Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•  Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•  Outplacement services up to $25,000;

•  Payment of all unused, earned and accrued vacation; and

•  Vesting of all outstanding RS/RSUs, SARs and stock options

Definition of Cause

•  Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•  Willfully engaging in gross misconduct demonstrably injurious to Valvoline after a written request to cease such misconduct; or

•  Conviction or plea of nolo contendere for a felony involving moral turpitude

•  To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause

•  Willfully failing to substantially perform duties (except in the case of disability);

•  Willfully engaging in gross misconduct demonstrably injurious to Valvoline; or

•  Conviction or plea of nolo contendere for a felony involving moral turpitude

38	PROXY STATEMENT

	Mr. Mitchell	All Other NEOs
Definition of Change in Control

•  The consolidation or merger of Valvoline into an unrelated entity in which the former Valvoline shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•  The sale, lease, exchange or other transfer of 80% or more of Valvoline’s assets;

•  A shareholder approved liquidation or dissolution;

•  The acquisition of 20% or more of the outstanding shares of Valvoline by an unrelated person without approval of the board of directors; or

•  Changes to the Valvoline board of directors during two consecutive years that result in a majority of the Valvoline board of directors changing from its membership at the start of such two consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes

Definition of Good Reason

•  Significant diminution of positions, duties, responsibilities or status, or a diminution in titles or offices

•  Reduction to base salary of 15% or more;

•  Relocation exceeding 50 miles;

•  Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•  Material breach of the executive change in control agreement or a failure to assume such agreement

•  Significant diminution of positions, duties, responsibilities or status

•  Reduction of 15% or more of the sum of (i) annual base salary plus (ii) target annual bonus;

•  Relocation exceeding 50 miles;

•  Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•  Material breach of the executive change in control agreement or a failure to assume such agreement

Definition of Qualifying Termination	• Termination after a change in control, for any reason other than death or disability; by Valvoline for cause; or by the NEO other than for Good Reason
Tax gross-ups	• None, benefits scaled back using a “best-after-tax” approach
Post-employment Covenants	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 36 months and non-disclosure of confidential information indefinitely	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 24 months and non-disclosure of confidential information indefinitely

Governance Policies and Practices

Clawback Policy

Valvoline adopted a clawback policy for executive officers, including the NEOs. This policy further strengthens the risk mitigation of our incentive programs by defining the economic consequences that misconduct has on the executive officers’ incentive-based compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the Board, the culpable executive officer is required to reimburse Valvoline for incentive-related compensation paid to him or her. In addition, the Board has the discretion to determine whether an executive will be required to repay incentive-related compensation, whether or not such officer was involved in the fraudulent activity or misconduct. Valvoline has a period of three years after the payment or award is made to seek reimbursement.

Stock Ownership Guidelines

Valvoline maintains stock ownership guidelines that align the interests of Valvoline’s executive officers, including each NEO, and non-employee directors with those of its shareholders, by requiring each of the executive officers and non-employee directors to maintain a minimum ownership stake in the Company. Each Covered Individual (defined as non-employee members of the Board and all U.S. employees designated as Section 16 Officers and/or in positions at the Senior Vice President level and above under the guidelines) will have 5 years from the later of (i) the effective date of the guidelines or (ii) the date such individual is hired or promoted into a covered role before

PROXY STATEMENT 39

they will be required to meet the stock ownership requirements under the guidelines. In the event that a Covered Individual is promoted to a new role within the organization and, as a result of such promotion, is subject to a higher guideline, the impacted individual shall have an additional 3 years from the date of promotion to achieve the new ownership guidelines.

Stock Ownership Guidelines

Role	Multiple of Salary or Annual Retainer

Chief Executive Officer	5x

Chief Financial Officer	3x

Other Executive Officers	2x

Non-Employee Directors	5x

Covered Individuals are required to retain 50% of the net after-tax share proceeds from any vesting or exercise activity to the extent they have not met their applicable stock ownership guideline. Once met, the ownership guideline will convert to a share equivalent in order to mitigate the impact of future share price fluctuations.

The following types of equity will count towards the ownership guidelines:

•	Unvested restricted stock and/or restricted stock units;

•	Shares awarded to or purchased by a Covered Individual pursuant to a Company employee benefit plan;

•

Shares owned by an immediate family member who shares the same household as the Covered Individual, including: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and also includes adoptive relationships;

•	Shares held in the dividend reinvestment plan;

•	Phantom shares (e.g., Deferral Plan Units); and

•	Shares of Valvoline Common Stock held by Covered Individuals.

Anti-Hedging / Anti-Pledging Policy

Valvoline’s insider trading policy prohibits any director, executive officer or employee, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of Valvoline: (i) granted to such person by Valvoline as part of the person’s compensation or (ii) held, directly or indirectly, by such person. Valvoline also prohibits all of its directors and officers from directly or indirectly pledging equity securities of Valvoline. Under the policy, the term “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise. The equity securities attributable to a director or officer for these purposes shall include equity securities attributable to the director or officer under applicable securities laws.

Risk Assessment

Valvoline’s compensation program is designed to motivate and reward employees and executive officers for their performance during the fiscal year and over the long term, while taking appropriate business risks. The Compensation Committee asked its independent compensation consultant to conduct a risk assessment of Valvoline’s incentive compensation plans in January 2020. Based on its review of the consultant’s risk assessment, a review of Valvoline’s internal controls and the risk mitigating components of Valvoline’s compensation programs, the Compensation Committee determined that Valvoline’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on Valvoline.

40	PROXY STATEMENT

Compensation Decisions for Fiscal 2021

Looking forward to fiscal 2021, the Compensation Committee continued to review and refine the compensation program to better align with our compensation philosophy and the interests of our shareholders. As a result, the compensation actions below were made effective for fiscal 2021:

Changes to the Fiscal 2021 Compensation Program

	What We Did		Why We Did It

Annual Incentive Plan	•	Changed metrics and weightings for operating segment employees from Valvoline Adjusted EBITDA (60%) and Operating Segment Adjusted EBITDA (40%) to Valvoline Adjusted EBITDA (100%).	•	To establish better alignment among all participants (a “One Valvoline” approach) with the Company’s strategic goals and to simplify plan design.

FY2021-FY2023 Performance Stock Units	•	Moved from setting absolute EPS growth goals (three one-year goals and one three-year cumulative goal) at the start of the performance period to setting one absolute EPS growth goal for year one with pre-determined fixed growth rate percentages applied to prior year actual EPS for determining EPS targets for years two and three. Threshold and maximum performance goals will be set at 90% and 110% of target, respectively.	• • •

Addresses the challenges of setting long-term EPS goals in the current economic environment, while ensuring more robust EPS goals are established for each year of the performance period.

Ensures participants remain motivated and engaged throughout the entire performance period.

Establishes better alignment of in-period performance goals with shareholder expectations.

Deductibility of Compensation

Valvoline considers the tax deductibility of compensation awarded to the NEOs and weighs the benefits of awarding compensation that may be non-deductible against the conditions required by the tax law to obtain tax deductibility. The Compensation Committee believes that in certain circumstances the benefits of awarding nondeductible compensation exceed the benefits of awarding deductible compensation that is subject to limitations imposed by the applicable tax laws.

Valvoline also considers various other tax rules governing compensation for our NEOs including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation, and compensation triggered by a change in control.

PROXY STATEMENT 41

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Valvoline’s Proxy Statement for its 2021 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Mary J. Twinem, Chair

Gerald W. Evans, Jr.

Richard J. Freeland

Stephen F. Kirk

Carol H. Kruse

Stephen E. Macadam

Vada O. Manager

Charles M. Sonsteby

The Compensation Committee report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Compensation Committee report by reference.

42	PROXY STATEMENT

Summary Compensation Table

A summary of each Named Executive Officer’s total compensation for fiscal 2020, 2019 and 2018 is included in the following table and footnotes.

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Compen- sation(4) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5) ($) (h)	All Other Compen- sation(6) ($) (i)	Total ($) (j)

Samuel J. Mitchell, Jr. Chief Executive Officer	2020	985,925	—	2,226,447	718,778	1,319,168	—	169,460	5,419,778
	2019	960,961	—	2,180,160	712,505	615,800	—	132,188	4,601,614
	2018	950,000	—	2,065,942	712,514	536,750	—	171,440	4,436,646

Mary E. Meixelsperger Chief Financial Officer	2020	571,840	—	600,331	193,778	573,842	—	90,509	2,030,300
	2019	557,360	—	573,871	187,546	267,876	—	78,684	1,665,337
	2018	543,000	—	543,942	187,539	233,487	—	86,525	1,594,493

Anthony R. Puckett Senior Vice President and President, Quick Lubes	2020	403,019	—	193,974	62,502	310,620	153,236	60,595	1,183,946
	2019	343,923	—	713,493	56,280	236,423	340,366	55,032	1,745,517
	2018	325,000	—	163,326	56,267	215,288	—	50,254	810,135

Julie M. O’Daniel Senior Vice President, Chief Legal Officer and Corporate Secretary	2020	415,125	—	251,960	81,263	333,263	1,028	58,317	1,140,956
	2019	404,615	—	229,587	75,040	155,571	989	51,137	916,939
	2018	390,000	150,000	217,766	75,004	113,001	951	54,653	1,001,375

Craig A. Moughler Senior Vice President and Chief Supply Chain Officer	2020	386,000	—	193,974	62,502	272,595	49,685	46,653	1,011,409
	2019	376,233	—	172,243	56,280	146,712	366,410	50,910	1,168,788
	2018	364,231	—	163,326	56,267	124,812	—	43,253	751,889

(1)	The fiscal 2020 amount in this column for Mr. Moughler includes a payment of $7,195 received in lieu of accrued, unused vacation.

(2)

The fiscal 2020 amounts in column (e) represent the aggregate grant date fair value of fiscal 2020-2022 PSUs and time-based RSUs computed in accordance with FASB ASC Topic 718. Refer to the footnotes to the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair values of the fiscal 2020-2022 PSUs and time-based RSUs.

The grant date fair value for the fiscal 2020-2022 PSUs for the NEOs receiving such awards would be as follows if the maximum performance was achieved for the fiscal 2020-2022 performance period: Mr. Mitchell—$3,700,008; Ms. Meixelsperger—$997,484; Mr. Puckett—$322,140; Ms. O’Daniel—$418,782; and Mr. Moughler—$322,140.

(3)

Amounts reported in column (f) for fiscal 2020 represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. Refer to the footnotes to the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair value of SARs.

(4)	The fiscal 2020 amounts in column (g) represent the amounts earned with respect to fiscal 2020 annual incentive awards.

(5)

Valvoline’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for fiscal 2020, the amounts in column (h) represent only the one-year change between September 30, 2019 and September 30, 2020 in the present value of accrued benefits under qualified and non-qualified defined benefit plans. These plans are more fully discussed in the narrative to the Pension Benefits table.

(6)	Amounts reported in column (i) for fiscal 2020 are composed of the following items:

Executive	401(k) Plan Employer Contributions	Matching Charitable Contributions (a)	Non-Qualified Defined Contribution Employer Contributions (b)	Financial Planning	Total
S.J. Mitchell	$22,400	$27,600	$104,179	$15,281	$169,460
M.E. Meixelsperger	$21,735	$ 9,620	$ 43,873	$15,281	$ 90,509
A.R. Puckett	$18,612	$ 1,725	$ 24,977	$15,281	$ 60,595
J.M. O’Daniel	$20,111	$ 325	$ 22,600	$15,281	$ 58,317
C.A. Moughler	$22,800	$ 1,560	$ 19,043	$ 3,250	$ 46,653

PROXY STATEMENT 43

(a)	The amounts in this column represent matching charitable contributions made by Valvoline on behalf of the NEO through a program available to all salaried U.S.-based Valvoline employees.

(b)

The amounts in this column represent Valvoline contributions made on behalf of the NEO to the Valvoline Non-Qualified Defined Contribution Plan. This plan provides company contributions based on limitations on contributions to the Valvoline 401(k) Plan under the Internal Revenue Code.

44	PROXY STATEMENT

Grants of Plan-Based Awards for Fiscal 2020

The following table sets forth certain information regarding the annual and long-term (SARs, RSUs and PSUs) incentive awards granted during fiscal 2020 to each of the Valvoline Named Executive Officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(j)	(k)	(l)

S.J. Mitchell		492,963	985,925	1,478,888
	11/14/19				12,060	64,320	160,800				1,480,003
	11/14/19							32,440			746,444
	11/14/19								139,840	23.01	718,778

M.E. Meixelsperger		214,440	428,880	643,320
	11/14/19				3,251	17,340	43,350				398,993
	11/14/19							8,750			201,338
	11/14/19								37,700	23.01	193,778

A.R. Puckett		121,255	242,510	343,265
	11/14/19				1,050	5,600	14,000				128,856
	11/14/19							2,830			65,118
	11/14/19								12,160	23.01	62,502

J.M. O’Daniel		124,538	249,075	373,613
	11/14/19				1,365	7,280	18,200				167,513
	11/14/19							3,670			84,447
	11/14/19								15,810	23.01	81,263

C.A. Moughler		113,876	227,751	322,453
	11/14/19				1,050	5,600	14,000				128,856
	11/14/19							2,830			65,118
	11/14/19								12,160	23.01	62,502

(1)

The dollar amounts in these columns represent the potential annual incentive payouts for fiscal 2020. The actual dollar amounts earned for fiscal 2020 were paid in December 2020 and are included in column (g) of the Summary Compensation Table.

(2)

The amounts in these columns represent the potential payments for the fiscal 2020-2022 PSU performance period. The amounts in column (f) represent the minimum payout assuming the application of a negative 25% TSR modifier to threshold performance. The amounts in column (h) represent the maximum payout assuming the application of a positive 25% TSR modifier to maximum performance.

(3)	The RSUs granted to each of the NEOs on November 14, 2019, vest one-third on each of the first three anniversaries following the grant date.

(4)	The amounts in column (j) represent the number of shares of Valvoline Common Stock that may be issued to the NEOs upon exercise of SARs.

(5)

The dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target using a Monte Carlo simulation valuation model to reflect the impact of the TSR modifier, incorporating the following assumptions: (a) range of risk-free interest rates between 1.55% to 1.59% based on the U.S. Treasury yield curve in effect on the date of grant date; (b) expected dividend yield of 2.1%; (c) expected volatility of 26%, based on the average volatility across a group of peer companies for the three-year period prior to the grant date; (d) expected term of 3.0 years, and (d) an initial TSR of 4.1%; (ii) valuation of all SARs using the Black-Scholes valuation model, incorporating the following assumptions: (a) risk-free interest rate of 1.67% based on the U.S. Treasury yield curve in effect on the grant date; (b) expected dividend yield of 1.96%; (c) expected volatility of 27.05% based on comparable companies’ historical daily equity volatilities with look-back periods commensurate with the expected term; and (d) expected term of 5.88 years; and (iii) the grant date fair value of RSUs, using the closing price of Valvoline Common Stock of $23.01 on November 14, 2019.

PROXY STATEMENT 45

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table sets forth certain information regarding SARs, PSUs and RSUs held by each of the Valvoline Named Executive Officers as of September 30, 2020.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
S.J. Mitchell	11/14/19	—	139,840		23.01	11/14/2029
	11/19/18	66,465	66,465		20.37	11/19/2028
	11/13/17	96,112	32,038		23.08	11/13/2027
	11/16/16	101,958	—		20.29	12/16/2026
	11/18/15	46,002	—		20.80	12/18/2025
	11/12/14	31,744	—		20.99	12/12/2024
	11/13/13	33,358	—		16.67	12/13/2023
	11/14/12	61,874	—		13.08	12/14/2022
	12/02/11	52,189	—		10.33	01/02/2022
							98,167	1,869,100	132,810	2,528,702
M.E. Meixelsperger	11/14/19	—	37,700		23.01	11/14/2029
	11/19/18	17,495	17,495		20.37	11/19/2028
	11/13/17	25,297	8,433		23.08	11/13/2027
	11/16/16	54,611	—		20.29	12/16/2026
							26,058	496,144	35,370	673,445
A.R. Puckett	11/14/19	—	12,160		23.01	11/14/2029
	11/19/18	5,250	5,250		20.37	11/19/2028
	11/13/17	7,590	2,530		23.08	11/13/2027
	11/16/16	11,298	—		20.29	12/16/2026
	11/18/15	9,684	—		20.80	12/18/2025
	11/12/14	7,801	—		20.99	12/12/2024
	11/13/13	8,070	—		16.67	12/13/2023
							33,720	642,029	11,010	209,630
J.M. O’Daniel	11/14/19	—	15,810		23.01	11/14/2029
	11/19/18	7,000	7,000		20.37	11/19/2028
	11/13/17	10,117	3,373		23.08	11/13/2027
	11/16/16	20,983	—		20.29	12/16/2026
	11/18/15	5,111	—		20.80	12/18/2025
	11/12/14	4,035	—		20.99	12/12/2024
	11/13/13	4,304	—		16.67	12/13/2023
							10,605	201,919	14,490	275,890
C.A. Moughler	11/14/19	—	12,160		23.01	11/14/2029
	11/19/18	5,250	5,250		20.37	11/19/2028
	11/13/17	7,590	2,530		23.08	11/13/2027
	11/16/16	12,912	—		20.29	12/16/2026
	11/18/15	9,684	—		20.80	12/18/2025
	11/12/14	7,801	—		20.99	12/12/2024
	11/13/13	8,070	—		16.67	12/13/2023
							8,033	152,948	11,010	209,630

(1)	The numbers in columns (b) and (c) relate to SARs, 50% of which vest on the first anniversary of the grant date and 25% of which vest on each of the second and third anniversaries of the grant date.

46	PROXY STATEMENT

(2)

The numbers in column (g) represent unvested RSUs and earned PSUs. RSUs vest in equal installments on each of the first three anniversaries of the grant date, unless otherwise noted, and any earned PSUs vest on the last day of the applicable performance period, subject to the Named Executive Officer’s continued employment on such dates. Specifically, for:

(i)

Mr. Mitchell, the amounts in column (g) include: 29,579 earned PSUs granted on November 13, 2017 for the fiscal 2018-2020 performance period; 10,554 RSUs granted on November 13, 2017; 24,859 RSUs granted on November 19, 2018; and 33,175 RSUs granted on November 14, 2019;

(ii)

Ms. Meixelsperger, the amounts in column (g) include: 7,788 earned PSUs granted on November 13, 2017 for the fiscal 2018-2020 performance period; 2,780 RSUs granted on November 13, 2017; 6,542 RSUs granted on November 19, 2018; and 8,948 RSUs granted on November 14, 2019;

(iii)

Mr. Puckett, the amounts in column (g) include: 2,340 earned PSUs granted on November 13, 2017 for the fiscal 2018-2020 performance period; 834 RSUs granted on November 13, 2017; 1,965 RSUs granted on November 19, 2018; 25,687 RSUs granted on August 1, 2019 and cliff vesting on the third anniversary of the grant date; and 2,894 RSUs granted on November 14, 2019;

(iv)

Ms. O’Daniel, the amounts in column (g) include: 3,119 earned PSUs granted on November 13, 2017 for the fiscal 2018-2020 performance period; 1,113 RSUs granted on November 13, 2017; 2,620 RSUs awarded on November 19, 2018; and 3,753 RSUs granted on November 14, 2019; and

(v)

Mr. Moughler, the amounts in column (g) include: 2,340 earned PSUs granted on November 13, 2017 for the fiscal 2018-2020 performance period; 834 RSUs granted on November 13, 2017; 1,965 RSUs granted on November 19, 2018; and 2,894 RSUs granted on November 14, 2019.

(3)

The dollar amounts in columns (h) and (j) correspond to the units identified in columns (g) and (i), respectively. The dollar value is computed by converting the units to shares of Valvoline Common Stock on a one-for-one basis. The number of shares is then multiplied by $19.04, the closing price of Valvoline Common Stock on September 30, 2020.

(4)

The numbers in column (i) represent the PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period and on November 14, 2019 for the fiscal 2020-2022 performance period assuming target performance goals for each performance period are achieved. Specifically, for:

(i)	Mr. Mitchell, the amounts in column (i) include: 68,490 PSUs granted for the fiscal 2019-2021 performance period and 64,320 PSUs granted for the fiscal 2020-2022 performance period;

(ii)	Ms. Meixelsperger, the amounts in column (i) include: 18,030 PSUs granted for the fiscal 2019-2021 performance period and 17,340 PSUs granted for the fiscal 2020-2022 performance period;

(iii)	Mr. Puckett, the amounts in column (i) include: 5,410 PSUs granted for the fiscal 2019-2021 performance period and 5,600 PSUs granted for the fiscal 2020-2022 performance period;

(iv)	Ms. O’Daniel, the amounts in column (i) include: 7,210 PSUs granted for the fiscal 2019-2021 performance period and 7,280 PSUs granted for the fiscal 2020-2022 performance period; and

(v)	Mr. Moughler, the amounts in column (i) include: 5,410 PSUs granted for the fiscal 2019-2021 performance period and 5,600 PSUs granted for the fiscal 2020-2022 performance period.

Option Exercises and Stock Vested for Fiscal 2020

The following table sets forth certain information regarding the value realized by each Valvoline Named Executive Officer during fiscal 2020 upon the exercise of SARs and the vesting of PSUs and RSUs.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
	(#)	($)	(#)	($)
	(b)	(c)	(d)	(e)

S.J. Mitchell	50,037	608,450	37,601	867,608

M.E. Meixelsperger	—	—	27,281	600,754

A.R. Puckett	—	—	16,812	359,365

J.M. O’Daniel	—	—	18,684	402,516

C.A. Moughler	5,469	54,569	16,989	363,442

(1)

The value realized on exercise is calculated by multiplying the number of SARs exercised by the difference between the exercise price of the SAR and the market price of Valvoline Common Stock on the date of exercise.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the market value of the shares on the relevant vesting date.

PROXY STATEMENT 47

Pension Benefits for Fiscal 2020

The following table shows the actuarial present value of the Named Executive Officers’ (other than Ms. Meixelsperger) accumulated benefits under each of Valvoline’s qualified and non-qualified pension plans, calculated as of September 30, 2020. Ms. Meixelsperger is not eligible to participate in the qualified and non-qualified pension plans.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service(2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

S.J. Mitchell	Ashland Hercules Pension Plan	18 years 5 months	264,211

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	18 years 5 months	97,623

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	19 years 5 months	4,151,028

A.R. Puckett	Ashland Hercules Pension Plan	29 years	1,496,908

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	29 years	94,204

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	815,107

J.M. O’Daniel	Ashland Hercules Pension Plan	8 years 2 months	26,739

C.A. Moughler	Ashland Hercules Pension Plan	27 years 6 months	1,821,906

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	27 years 6 months	78,550

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	872,047

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under Section 401(a) of the Code. The Ashland Inc. Nonqualified Excess Benefit Pension Plan (the “Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plan is measured from the date the NEO began participating in the Pension Plan.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2020, based on the earliest age a participant could receive an unreduced benefit under the qualified Pension Plan and the Excess Plan because his or her qualified Pension Plan benefits are calculated under the cash balance pension formula.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for applicable Named Executive Officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a Named Executive Officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the NEO’s age and service equals at least 80, provided that the NEO has at least 20 years of service under the SERP.

48	PROXY STATEMENT

The following table sets forth for fiscal 2020 the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits described in the Pension Benefits table.

	Pension Plan	Excess Plan	SERP

Discount rate and mortality assumptions (no pre-retirement mortality is assumed)	2.67%; PRI-2012 Generational Mortality Tables, projected generationally with the MSS2020 scale (to follow the 2020 Trustees Report of the Social Security Administration Intermediate Alternative)	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.27%	2.40%; PRI-2012 Generational Mortality Tables projected generationally with the MSS2020 scale (to follow the 2020 Trustees Report of the Social Security Administration Intermediate Alternative)

Present value of Pension Plan and Excess Plan benefits for SERP determination (no pre-retirement mortality is assumed)	8.00%; GATT mortality at SERP retirement age, discounted from SERP retirement age back to current age using ASC715 disclosure rate of 2.40%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.40%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.40%

Post-Employment Obligations Following Separation

In conjunction with the separation of Valvoline from Ashland, sponsorship of several qualified and non-qualified plans previously sponsored by Ashland were transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under these plans were frozen with regard to future accruals. The Ashland Hercules Pension Plan, the Ashland Inc. Nonqualified Excess Benefit Pension Plan, and the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees are discussed below based on the fact that each of the Named Executive Officers, other than Ms. Meixelsperger, were participants in these plans during fiscal 2020.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. Benefit accruals were frozen effective as of September 30, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “—Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the “—Retirement Growth Account Benefit/Cash Balance Formula” section below). In general, participants who were actively employed by Ashland on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

The Pension Plan operated in conjunction with the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) for eligible participants. The LESOP transferred to Valvoline upon separation from Ashland. Effective May 1, 2017, Valvoline merged the LESOP into the Valvoline Inc. 401(k) Plan. Provisions for coordination with the Pension Plan remained unchanged.

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum amount allowed under Code Section 401(a)(17). For all other participants, compensation includes base compensation and bonus amounts. This applies to both the annuity formula and the cash balance formula.

PROXY STATEMENT 49

The final average compensation formula is the average for a 48-consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition of Hercules, the final average compensation is the average for the 60-consecutive month period producing the highest average for the last 120 months of credited service.

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

×

(years of credited service, which means years as a participant in the plan up to a maximum of 35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

×

(years of credited service)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Retirement Growth Account Benefit/Cash Balance Formula

Under this formula, contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4.0% to a maximum of 7.0% and is set at the beginning of each plan year. The interest rate for fiscal 2020 was 4.25%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive an unreduced benefit is at age 55 with at least five years of service.

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)

The Excess Plan is an unfunded, non-qualified pension plan providing a benefit payable, based on the applicable Named Executive Officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plan covers employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan were limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plan. For purposes of computing the Excess Plan benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plan.

The benefit under the Excess Plan is payable in a lump sum and may be transferred to the Valvoline Inc. 2016 Deferred Compensation Plan for Employees. A benefit payable to certain highly compensated participants cannot be paid for six months following separation from service. Messrs. Mitchell, Puckett and Moughler participate in the Excess Plan. The Excess Plan was frozen effective September 30, 2016, in conjunction with the freezing of the Pension Plan.

50	PROXY STATEMENT

Supplemental Early Retirement Plan for Certain Employees (“SERP”)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. The SERP is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees with a traditional Pension Plan benefit who were subsequently promoted into an executive level position, on or after January 1, 2011. On November 18, 2015, the SERP was closed to all new participants.

In conjunction with the separation of Valvoline from Ashland, sponsorship of the SERP was transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under the SERP were frozen with regard to future accruals. The final average compensation used in determining the value of a participant’s benefit was fixed as of this date. Final average bonus as defined under the SERP will include fiscal 2016 annual incentive payments made in December 2016.

The SERP benefit formula covering the applicable Named Executive Officers and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula for participants as of December 30, 2010, is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average. For Participants who became eligible on or after January 1, 2011, final average compensation is total compensation for the 60 months out of the 120 months before retirement that produces the highest average.

The applicable Named Executive Officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	the participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan); and

•	the participant’s Excess Plan benefit.

SERP benefits become vested upon attaining three years of service. Messrs. Mitchell, Puckett and Moughler are vested in the SERP. Mses. Meixelsperger and O’Daniel are not eligible to participate in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employee Deferral Plan, as defined below. Distributions to the Named Executive Officers and certain other highly compensated participants are subject to a six-month delay after separation from service.

PROXY STATEMENT 51

Non-Qualified Deferred Compensation for Fiscal 2020

The following table sets forth certain information for each of the Valvoline Named Executive Officers regarding non-qualified deferred compensation for fiscal 2020.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY(1) ($) (c)	Aggregate Earnings in Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2020 ($) (f)
S.J. Mitchell	—	92,828	(9,676)	—	8,636,784
M.E. Meixelsperger	—	37,923	11,011	—	148,867
A.R. Puckett	—	21,590	127,481	—	1,267,251
J.M. O’Daniel	—	19,380	1,430	—	77,796
C.A. Moughler	—	16,460	51,492	—	869,918

(1)

The values in column (c) relate to a contribution equivalent to the company match and supplemental company contributions on annual incentive compensation and base pay in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the Summary Compensation Table (inclusive of taxes).

(2)

Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investments. These earnings are not included in the Summary Compensation Table in this Proxy Statement.

Non-Qualified Defined Contribution Plan (“NQDC Plan”)

The NQDC Plan is an unfunded, non-qualified defined contribution plan that provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the hypothetical mutual funds available in the Employee Deferral Plan, as described below. The benefit payable under the NQDC Plan will be made in installments or as a lump sum based on a participant’s distribution election. Named Executive Officers and certain other highly compensated participants are subject to a six-month delay on distributions on account of their separation from service.

Employee Deferral Plan

In September 2016, our Board approved the Valvoline Inc. 2016 Deferred Compensation Plan for Employees (the “Employee Deferral Plan”), which is described below.

The Employee Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of their base salary and up to 75% of their incentive compensation contributed to the plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of hypothetical mutual fund offerings and a hypothetical Valvoline Common Stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the Employee Deferral Plan. New investments in the Valvoline Common Stock fund must remain so invested and must be distributed as Valvoline Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (lump sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as a lump sum or installments per the participant’s election) and at a specified time (paid as a lump sum).

52	PROXY STATEMENT

Potential Payments Upon Termination or Change in Control for Fiscal 2020 Table

The following table summarizes the estimated amounts payable to each Valvoline Named Executive Officer in the event of a termination from employment or change in control of Valvoline as of September 30, 2020. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each Valvoline Named Executive Officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2020, the last day of fiscal 2020. The equity incentive-based components are based on the closing price of Valvoline Common Stock as of September 30, 2020 ($19.04). Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a Valvoline Named Executive Officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (3) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (4) ($) (d)	Retirement (5) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
S.J. Mitchell
Cash Severance	2,072,977					6,065,377
Accelerated SARs						—
RSUs						1,305,914
PSUs(1)		1,020,753		1,020,753	1,020,753	3,062,259
Incentive Compensation(2)	1,319,168	1,319,168		1,319,168	1,319,168	998,100
Welfare Benefit	33,918					55,118
Outplacement	25,000					142,500
Financial Planning						15,000
Total	$3,451,063	$2,339,921		$2,339,921	$2,339,921	$11,644,267
M.E. Meixelsperger
Cash Severance	902,861					2,060,661
Accelerated SARs						—
RSUs						347,873
PSUs(1)		138,575			138,575	415,726
Incentive Compensation(2)	573,842	573,842			573,842	434,175
Welfare Benefit	20,553					27,405
Outplacement	25,000					25,000
Total	$1,522,257	$712,417		$—	$712,417	$3,310,840

PROXY STATEMENT 53

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(3) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (4) ($) (d)	Retirement(5) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
A.R. Puckett
Cash Severance	645,750					1,342,750
Accelerated SARs						—
RSUs						597,480
PSUs(1)		84,621		84,621	84,621	253,862
Incentive Compensation(2)	310,620	310,620		310,620	310,620	246,000
Welfare Benefit	29,146					38,862
Outplacement	25,000					25,000
Total	$1,010,516	$395,241		$395,241	$395,241	$2,503,954
J.M. O’Daniel
Cash Severance	653,004					1,367,429
Accelerated SARs						—
RSUs						142,536
PSUs(1)		111,367			111,367	334,102
Incentive Compensation(2)	333,263	333,263			333,263	252,150
Welfare Benefit	15,853					21,137
Outplacement	25,000					25,000
Total	$1,027,120	$444,630		$—	$444,630	$2,142,354
C.A. Moughler
Cash Severance	606,378					1,258,294
Accelerated SARs						—
RSUs						108,405
PSUs(1)		84,621		84,621	84,621	253,862
Incentive Compensation(2)	272,595	272,595		272,595	272,595	230,088
Welfare Benefit	17,447					23,263
Outplacement	25,000					25,000
Total	$921,420	$357,216		$357,216	$357,216	$1,898,912

(1)	The PSU amounts identified in all of the columns except for column (g) are based on:

If one of the events represented by columns (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target. Pursuant to the terms of the award agreements, if the change in control occurs during the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control (column (f)) and the remaining PSUs will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without “cause,” and not as a result of the participant’s disability or death, during the two-year period beginning on the date of the change in control (column (g)). If the change in control occurs after the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the performance goals through the date of the change in control and the remaining PSUs will be converted to time-based, stock-settled RSUs, and will continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without cause, and not as a result of the Participant’s disability or death, during the two-year period beginning on the date of the change in control.

54	PROXY STATEMENT

The PSU amounts identified in column (g) are based on the full value of (i) the outstanding fiscal 2020-2022 PSUs at target, (ii) the outstanding fiscal 2019-2021 PSUs based on the forecast actual achievement (121.1%) and (iii) the outstanding fiscal 2018-2020 based on actual achievement (51.2%), each valued based on the closing price of Valvoline Common Stock of $19.04 as of September 30, 2020.

(2)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2020 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, the performance period relating to any incentive award will be accelerated and payment will be made based upon achievement of the performance goals up to the date of the change in control. The amounts identified in the Incentive Compensation row of column (f) reflect this payment, based on actual results for the fiscal year.

(3)

For purposes of column (c), it is assumed that the NEO incurred a disabling event and termination on September 30, 2020. Subject to coordination with other income received while disabled, the Long-Term Disability Plan (“LTD Plan”) provides a benefit equal to 60% of base compensation. The compensation covered by the LTD Plan is limited in 2020 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the PSUs as the NEO would in the event of disability.

(4)	Valvoline does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs as a result of a voluntary termination or involuntary termination for cause.

(5)

The values in this column represent benefits under the 2016 Incentive Plan due upon a Qualifying Termination, defined as having reached age fifty-five (55) with ten years of continuous service at the time the NEO’s employment with the Company terminates. As of September 30, 2020, only Messrs. Mitchell, Puckett and Moughler met these requirements.

Severance Pay Plan

The Valvoline Named Executive Officers are covered by the Valvoline Severance Pay Plan, which provides benefits in the event of a covered termination from employment in the absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, termination by a participant for Good Reason (as defined in the plan), or other termination at Valvoline’s initiative for which Valvoline elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation). In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment and the termination.

The benefit payable under the Severance Pay Plan to the Valvoline Named Executive Officers is 78 weeks of base pay, except for Mr. Mitchell, whose benefit is 104 weeks of base pay. Payments will be made in bi-weekly increments over the severance period in accordance with the Company’s regular payroll. Any executive who receives benefits under the plan is also entitled to continued coverage under the Company’s group health plans via company-paid COBRA during the severance period.

Executive Change in Control Agreements

Mr. Mitchell has a change in control agreement, effective May 15, 2017. If, within two years after a Change in Control (as defined in the agreement), Mr. Mitchell’s employment is terminated as a result of a Qualifying Termination (as defined in the agreement) he would be entitled to the following payments and benefits:

•

payment of three times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	continued participation in Valvoline’s medical, dental and group life plans through December 31 of the third calendar year following the calendar year in which he was terminated;

•	full payment at target in cash of any outstanding PSUs as of his termination (less any amounts already paid with regard to the PSUs because of the change in control);

•	payment in cash of all earned and unpaid incentive compensation and pro-rata payment of any incentive compensation for the fiscal year in which he terminates at target level;

•	outplacement services and financial planning services for one year after termination;

•	payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•	vesting of all outstanding restricted shares, RSUs, SARs and stock options.

PROXY STATEMENT 55

As a condition to receiving the benefits and compensation payable under the agreement, Mr. Mitchell has agreed for a period of 36 months following a Qualifying Termination, absent prior written consent of Valvoline’s Chief Legal Officer, to refrain from engaging in competitive activity against Valvoline; and to refrain from soliciting persons working for Valvoline, soliciting customers of Valvoline or otherwise interfering with Valvoline’s business relationships. Pursuant to the agreement, Mr. Mitchell has also agreed not to disclose confidential information. If Mr. Mitchell breaches the agreement, Valvoline has the right to recover benefits that have been paid to him. Finally, Mr. Mitchell may recover legal fees and expenses incurred as a result of Valvoline’s unsuccessful legal challenge to the agreement or Mr. Mitchell’s interpretation of the agreement.

Mr. Mitchell’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

Each of the other Valvoline Named Executive Officers entered into change in control agreements, effective May 15, 2017. In the event of a Qualifying Termination (as defined within the agreements) within two years following a Change in Control (as defined within the agreements), these benefits would include:

•	payment of two times the sum of the NEO’s annual base salary and target annual bonus;

•	continued participation in Valvoline’s group health plans during the 24-month period immediately following a Qualifying Termination;

•	payment in cash of all earned and unpaid incentive compensation and pro-rata payment of any incentive compensation for the fiscal year in which the NEO terminates at target level;

•	outplacement services for two years after termination;

•	payment of all unused, earned and accrued vacation; and

•	outstanding equity awards shall be treated in accordance with the terms of the 2016 Incentive Plan (as described below)

As a condition to receiving the benefits and compensation payable under the agreements, the NEOs have agreed for a period of 24 months following a Qualifying Termination to refrain from engaging in competitive activity against Valvoline, including but not limited to solicitation of Valvoline employees and customers and non-disclosure of confidential information. Each NEO’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

2016 Valvoline Inc. Incentive Plan Change in Control Provisions

Participants who have been granted long-term incentive awards (restricted stock, RSUs, PSUs and SARs) pursuant to the 2016 Incentive Plan, shall be entitled to accelerated vesting of such awards if a change in control occurs and the participant is terminated without cause (as defined in the 2016 Incentive Plan) during the protection period described below. With respect to PSUs, if a change in control occurs (i) during the first 12 months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control or (ii) after the first 12 months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the actual achievement of the performance goals through the date of the change in control and the remaining PSUs, after pro-rating the award, will be converted at target to time-based, stock settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date. In the event the participant’s employment or service is terminated without cause within the two-year period immediately following the change in control, any portion of the restricted stock, RSUs, SARs and converted PSUs that are unvested as of the date of such termination will immediately vest and become free of all restrictions.

The potential payments and benefits referenced above are reflected in the “Potential Payments upon Termination or Change in Control for Fiscal 2020” section of this Proxy Statement.

56	PROXY STATEMENT

CEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Valvoline discloses the ratio of the annual total compensation of our Chief Executive Officer (CEO) to the annual total compensation of our median employee. We identified our median employee utilizing data as of September 30, 2020 for individuals who were employed by us on September 30, 2020.

For purposes of identifying the Company’s median employee, we calculated total compensation for each employee, other than the CEO, by including eligible base salary, including overtime for hourly employees, paid in fiscal 2020 and target annual incentive compensation. The results of our finding are as follows:

Total Annual Compensation
Chief Executive Officer	$5,419,778
“Median Employee”	$ 32,240
CEO Pay Ratio(1)	168 to 1

(1)	Excluding retail hourly employees, the median employee’s total annual compensation is $61,605, resulting in a CEO Pay Ratio of 88 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROXY STATEMENT 57

Compensation of Directors

Fiscal 2020 Director Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board on the compensation of non-employee directors. To assist with this duty, the Compensation Committee has engaged Deloitte to perform periodic reviews of the Company’s non-employee director compensation program, including an analysis of market trends and benchmarking the Company’s non-employee director compensation program versus the Company’s peer group. In November 2019, the Compensation Committee reviewed the competitiveness of the Company’s non-employee director compensation program utilizing market data provided by Deloitte and, based on this review, recommended that no change be made to the Company’s director compensation program for fiscal 2020.

The following is a description of our director compensation program for non-employee directors for fiscal 2020. Mr. Mitchell, Valvoline’s Chief Executive Officer, does not receive additional compensation for his service on the Board.

Annual Retainer

Valvoline’s director compensation program for non-employee directors provides that each non-employee director receives an annual retainer of $100,000. In addition, the Chair of the Audit Committee receives an annual retainer of $20,000, and the Chairs of the Compensation and G&N Committees each receive an annual retainer of $15,000. The non-executive Chairman of the Board receives an additional annual retainer of $40,000 for such services. Cash payments are made to each director on a quarterly basis.

Each non-employee director has the opportunity to participate in the Valvoline Inc. 2016 Deferred Compensation Plan for Non-Employee Directors (the “Director Deferral Plan”). Under the Director Deferral Plan, non-employee directors may elect to defer all or a portion of each retainer into the Director Deferral Plan. Directors who make an election to defer part of any retainer may have the deferred amounts held as common stock units (share equivalents) in the hypothetical Valvoline Common Stock fund or invested in the other available investment options within the Director Deferral Plan. Payments from the Director Deferral Plan may commence upon a director’s separation from the Board. Directors may elect to receive the payout in the form of a single lump sum or in installments not to exceed 15 years. Distributions for deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

Annual Equity Award

Under the Director Deferral Plan, each non-employee director is also eligible to receive an annual award of deferred stock units. The number of deferred stock units to be granted to each non-employee director shall be determined by dividing $110,000 (pro-rated as applicable for less than a full-year of service) by the grant date value of a share of Valvoline Common Stock. The deferred stock units vest one year after the date of grant or, if the director does not seek re-election as a director, upon the date of the annual shareholder meeting that precedes such one-year anniversary, in each case subject to the director’s continued service. Dividends are credited and reinvested in additional deferred stock units. The deferred stock units immediately vest upon a director’s termination of service on or after a change in control (as defined in the Director Deferral Plan) of Valvoline. Any vested deferred stock units will be paid in cash or shares of Valvoline Common Stock at the time specified in the director’s election, or if no election is made, within 60 days after the director’s termination of service. Each director has the option to have his or her annual deferred stock unit award distributed in shares of Valvoline Common Stock upon vesting.

Stock Ownership Guidelines for Directors

The Board of Directors considers Valvoline Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Valvoline’s future and aligns their interests with those of Valvoline’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non- employee directors which require each director to own Valvoline Common Stock having a value of at least five times his or her base annual cash retainer. Each current non-employee director of Valvoline has five years from the year elected to reach this ownership level. As of September 30, 2020, Ms. Twinem

58	PROXY STATEMENT

and Messrs. Freeland, Kirk, Macadam, Manager and Sonsteby had achieved ownership in excess of the minimum stock ownership guidelines for non-employee directors.

Director Compensation Table

The following table is a summary of compensation information for fiscal 2020 for Valvoline’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Total ($) (d)
Gerald W. Evans, Jr.	83,424	128,723	212,147
Richard J. Freeland	100,000	110,017	210,017
Stephen F. Kirk	140,000	110,017	250,017
Carol H. Kruse	100,000	110,017	210,017
Stephen E. Macadam	100,000	110,017	210,017
Vada O. Manager	115,000	110,017	225,017
Charles M. Sonsteby	120,000	110,017	230,017
Mary J. Twinem	115,000	110,017	225,017

(1)

The values reflected in column (b) include annual retainers paid for service as a non-employee director as well as retainers paid for service as the non-executive Chairman of the Board or as a committee chair, as applicable. For fiscal 2020, Mr. Freeland deferred all of his retainer to the Director Deferral Plan.

(2)

The values reflected in column (c) represent the grant date value of the fiscal 2020 annual deferred stock unit award made on January 30, 2020 to all non-employee directors. For Mr. Evans, the amount also represents the grant date value of the pro-rated fiscal 2019 annual deferred stock unit award made on December 2, 2019 in connection with his election to the Board.

The following table identifies the aggregate outstanding number of shares of restricted stock and deferred stock units held by each non-employee director as of September 30, 2020.

Name	Shares of Restricted Stock (#)	Deferred Stock Units(1) (#)
Gerald W. Evans, Jr.	—	6,174
Richard J. Freeland	4,937	17,483
Stephen F. Kirk	4,937	38,600
Carol H. Kruse	—	11,410
Stephen E. Macadam	4,937	32,250
Vada O. Manager	4,937	171,151
Charles M. Sonsteby	4,937	27,392
Mary J. Twinem	4,937	22,208

(1)	Includes credit for reinvested dividends allocated since grant date for all directors.

PROXY STATEMENT 59

Audit Committee Matters

Policy on Pre-Approval of Audit Firm Services

The Audit Committee of our Board (the “Audit Committee”) has responsibility for appointing, determining compensation of and overseeing the work of the independent registered public accounting firm that audits our financial statements.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide audit and non-audit services. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the independent registered public accounting firm in the fiscal year. These services may include audit services, audit-related services, tax services and other permissible non-audit services. In circumstances where the engagement of the independent registered public accounting firm to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services and fees (not exceeding $500,000) is required by the Audit Committee Chair prior to the engagement of the independent registered public accounting firm for those services and must be presented to the Audit Committee at its next meeting. For each proposed service, the independent registered public accounting firm provides detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such service would impair the independence of the independent registered public accounting firm.

Professional services provided by EY as our independent registered accounting firm in fiscal 2020 were subject to pre-approval under the guidelines discussed above. Under these guidelines, prior to engagement, the Audit Committee pre-approved the audit and non-audit services to be rendered by EY in fiscal 2020, in each case, including all engagement fees and terms.

Audit Committee Report

The Audit Committee is currently composed of three independent directors and operates under a written charter adopted by the Board. A copy of the Audit Committee’s charter may be obtained from the Company’s Investor Relations website at http://investors.valvoline.com. The Board, after reviewing the qualifications of the Audit Committee members and any relationships that such members may have with the Company that might affect their independence, determined that all current Audit Committee members—Messrs. Manager and Sonsteby and Ms. Twinem—are “independent” as that term is defined by Rule 10A-3 of the Exchange Act, the listing standards of the NYSE, and Valvoline’s Director Independence Standards. The Board also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules. A description of each Audit Committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process; the integrity of the Company’s systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditors’ qualifications and independence and the independent auditors’ audit of the Company’s financial statements and effectiveness of internal control over financial reporting; the Company’s risk management policies and processes; the Company’s ethical compliance programs, including the Company’s Global Standards of Business Conduct; the Company’s financial affairs; legal and regulatory compliance requirements; and the Company’s process for handling complaints regarding accounting, internal controls and auditing matters. The Audit Committee also oversees the Company’s enterprise risk management (“ERM”) program and has direct oversight over financial reporting and control and several other risks within the ERM framework. In fiscal 2020, the Audit Committee met nine times, including teleconferences and videoconferences to discuss and review Valvoline’s quarterly financial performance and associated news releases.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. EY, an independent registered public accounting firm, was engaged to audit Valvoline’s consolidated financial statements for fiscal 2020 and to issue an opinion on whether such statements

60	PROXY STATEMENT

present fairly, in all material respects, Valvoline’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Valvoline’s internal control over financial reporting. Prior to any engagement of EY by Valvoline, the engagement was preapproved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Valvoline’s internal control over financial reporting and EY’s evaluation of Valvoline’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Valvoline’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee received and reviewed EY’s independence from management and Valvoline, including the matters in the written disclosures regarding EY’s independence required by the PCAOB, and has discussed such matters with EY. The Audit Committee considered with EY whether the provision of non-audit services provided by them to the Company during fiscal 2020 was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Valvoline’s consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC.

AUDIT COMMITTEE

Charles M. Sonsteby, Chair

Vada O. Manager

Mary J. Twinem

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Audit Committee Report by reference therein.

PROXY STATEMENT 61

Miscellaneous

Stock Ownership Information

Stock Ownership of Directors, Director Nominees and Executive Officers

The following table presents, as of the Record Date, November 30, 2020, information relating to the beneficial ownership of Valvoline Common Stock by (i) each of our current directors, (ii) each of our Named Executive Officers and (iii) all of our current directors and executive officers as a group. The address of each person listed below is the address of the Company. A person is deemed to have beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Valvoline Common Stock Beneficially Owned	Percentage of Class*

Samuel J. Mitchell, Jr.	574,683	*(1)(2)

Mary E. Meixelsperger	68,346	*(2)

Anthony R. Puckett	12,582	*(1)(2)

Julie M. O’Daniel	15,321	*(2)

Craig A. Moughler	34,546	*(1)(2)

Gerald W. Evans, Jr.	6,174	*(1)

Richard J. Freeland	27,535	*(1)(3)

Stephen F. Kirk	50,437	*(1)(3)

Carol H. Kruse	11,410	*(1)

Stephen E. Macadam	43,205	*(1)(3)

Vada O. Manager	176,338	*(1)(3)

Charles M. Sonsteby	39,329	*(1)(3)

Mary J. Twinem	32,145	*(1)(3)

All directors and executive officers as a group (18 people)	1,144,815	0.62%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

As of November 30, 2020, there were 184,965,957 shares of Valvoline Common Stock outstanding. Certain shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (e.g., upon exercise of an option) within 60 days of the date as of which the information is provided. Any such shares deemed to be beneficially owned are deemed to be outstanding shares for purposes of computing the percentage ownership of a person deemed to beneficially own such shares, but not for purposes of computing the percentage ownership of other persons.

(1)

Includes common stock units and/or deferred stock units (share equivalents) held by executive officers in the Valvoline Common Stock Fund under the Employee Deferral Plan and by directors under the Director Deferral Plan: as to Mr. Mitchell, 235,727 units; as to Mr. Puckett, 2,408 units; as to Mr. Moughler, 6,496 units; as to Mr. Evans, 6,174 units; as to Mr. Freeland, 17,483 units; as to Mr. Kirk, 38,600 units; as to Ms. Kruse, 11,410 units; as to Mr. Macadam, 32,250 units; as to Mr. Manager, 171,151 units; as to Mr. Sonsteby, 27,392 units; as to Ms. Twinem, 22,208 units; and as to all directors and executive officers as a group, 571,299 units.

(2)

Includes shares of Valvoline Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after November 30, 2020, through the exercise of stock appreciation rights (“SARs”): as to Mr. Mitchell, 92,149 shares; as to Ms. Meixelsperger, 8,777 shares; as to Mr. Puckett, 5,704 shares; as to Ms. O’Daniel, 5,338 shares; as to Mr. Moughler, 5,881 shares; and as to all directors and executive officers as a group, 126,550 shares. All SARs included in this table are reported on a net basis based on the closing price ($22.79) of Valvoline Common Stock on November 30, 2020. All SARs are stock settled and are not issued in tandem with a stock option.

(3)

Includes restricted shares of Valvoline Common Stock: as to each non-employee director, other than Ms. Kruse and Mr. Evans, 4,937 shares; and as to all directors and executive officers as a group, 29,622 shares.

62	PROXY STATEMENT

Stock Ownership of Certain Beneficial Owners

The following table presents, as of November 30, 2020, information relating to the beneficial ownership of Valvoline Common Stock by each person known by Valvoline to own more than 5% of the outstanding shares of Valvoline Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class*
The Vanguard Group, Inc.(1)	18,140,878	9.81%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(2)	17,195,330	9.30%
55 East 52nd Street New York, NY 10055
Capital Research Global Investors(3)	11,663,237	6.31%
333 South Hope Street Los Angeles, CA 90071

*	Based on 184,965,957 shares of Valvoline Common Stock outstanding as of November 30, 2020.

(1)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group, Inc. (“Vanguard”), an investment adviser, beneficially owned 18,140,878 shares of Valvoline Common Stock as of December 31, 2019. Of such shares, Vanguard has sole voting power over 97,206 shares and shared voting power over 37,509 shares. Vanguard has sole dispositive power over 18,030,429 shares and shared dispositive power over 110,449. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 72,940 shares as a result of its serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 61,775 shares as a result of its serving as an investment manager of Australian investment offerings.

(2)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 6, 2020. BlackRock, Inc., as parent holding company of investment advisory subsidiaries BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd, beneficially owned 17,195,330 shares of Valvoline Common Stock as of December 31, 2019, with sole voting power over 16,437,641 shares and sole dispositive power over 17,195,330 shares.

(3)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2020. Capital Research Global Investors, an investment adviser and division of CRMC, beneficially owned 11,663,237 shares of Valvoline Common Stock as of December 31, 2019, with sole voting power over 11,662,946 shares and sole dispositive power over 11,663,237 shares.

PROXY STATEMENT 63

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans under which Valvoline Common Stock may be issued as of September 30, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,842,711	(1)	$19.75	(2)	11,888,021	(3)
Equity compensation plans not approved by stockholders	596,351	(4)	$ —		1,403,649	(5)

(1)

This figure includes the following shares issuable under the 2016 Incentive Plan: (a) 1,883,372 shares that could be issued upon the exercise of stock-settled SARs; (b) 29,622 shares that could be issued upon the vesting of restricted stock awards; (c) 443,620 shares that could be issued upon the vesting of restricted stock unit awards; and (c) 486,097 shares that could be issued upon vesting of PSU awards, assuming target level of achievement.

(2)	The weighted-average exercise price excludes shares in Valvoline Common Stock that may be issued upon the settlement of restricted stock, RSU or PSU awards.

(3)

This figure represents 9,888,021 shares available for issuance under the 2016 Incentive Plan and 2,000,000 shares available for issuance under the Valvoline Inc. Employee Stock Purchase Plan. Under the 2016 Incentive Plan, full value awards, which include all awards other than options and stock-settled SARs, reduce the available share reserve on a 4-to-1 basis (4.5-to-1 for full value awards made prior to January 31, 2019).

(4)

This figure includes 326,672 shares that may be issued under the Director Deferral Plan and 269,679 shares that may be issued under the Employee Deferral Plan. Both plans are unfunded, nonqualified deferred compensation plans. Eligible Directors in the Director Deferral Plan may elect to defer all or a portion of their annual retainer and other fees in hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of Valvoline Common Stock for issuance under the Director Deferral Plan. The Employee Deferral Plan provides an opportunity for a select group of management and highly compensated employees to elect to defer up to 50% of their eligible base salary and up to 75% of their incentive compensation as a means of saving for retirement or other future purposes. Participants elect how to invest their account balances from a diverse set of hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of Valvoline Common Stock for issuance under the Employee Deferral Plan. Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by the Company’s shareholders.

(5)	This figure includes 673,328 shares available for issuance under the Director Deferral Plan and 730,321 shares available for issuance under the Employee Deferral Plan.

Proxy Solicitation Costs

Valvoline is soliciting the proxies to which this Proxy Statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the Proxy Statement and any accompanying material, will be borne by Valvoline. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Valvoline, who will not be additionally compensated for such activity. Valvoline has arranged for the services of Georgeson to assist in the solicitation of proxies. Georgeson’s fees will be paid by Valvoline and are estimated to be $11,500, excluding out-of-pocket expenses.

Shareholder Proposals for the 2022 Annual Meeting

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2022 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices on or before August 19, 2021, which is 120 calendar days before the one-year anniversary of the mailing date of our Proxy Statement for the Annual Meeting. All proposals must comply with Rule 14a-8 under the Exchange Act.

64	PROXY STATEMENT

Our By-laws establish an advance notice procedure for any shareholder who wishes to propose an item of business for consideration at our 2022 Annual Meeting but does not intend for the proposal to be included in our Proxy Statement. Pursuant to these procedures, the shareholder must provide advance written notice of such proposal to our Corporate Secretary, which must contain the information required by our By-laws with respect to the shareholder and the business to be brought before the 2022 Annual Meeting. To be timely for our 2022 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices no earlier than the close of business on September 30, 2021 and no later than the close of business on October 29, 2021. If we hold our 2022 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary date of our 2021 Annual Meeting, our Corporate Secretary must receive the written notice no earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the date of the 2022 Annual Meeting and (ii) the 10th day following the day on which public announcement of the 2022 Annual Meeting is first made. The chairman of an annual meeting of shareholders may refuse to acknowledge any person’s proposal not made in compliance with our By-laws. A copy of our By-laws is available on our website at http://investors.valvoline.com or on the SEC’s website at http://www.sec.gov. Shareholders may also obtain a copy of our By-Laws by sending a written request to Valvoline’s Corporate Secretary, 100 Valvoline Way, Lexington, KY 40509.

Shareholders should send all proposals for the 2022 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, Lexington, KY 40509.

Other Matters

As of the date of this Proxy Statement, Valvoline does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the proxies named therein.

If you wish to vote by proxy, please do so by visiting the website listed on your proxy card, by calling the telephone number specified on your proxy card or by mailing a completed, signed and dated proxy card. You may also vote by attending the Annual Meeting and voting your shares in person. We appreciate your prompt attention to these matters, and your continued confidence in Valvoline.

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer

and Corporate Secretary

PROXY STATEMENT 65

Appendix A Non-GAAP Reconciliation

The following tables reconcile net income and diluted earnings per share (EPS) to adjusted net income and adjusted diluted EPS; net income to adjusted EBITDA; and cash flow from operations to free cash flow, for the periods presented. We believe the use of adjusted diluted EPS, adjusted EBITDA and free cash flow, non-GAAP measures, assists investors in understanding our ongoing operating performance by presenting comparable financial results between periods. The non-GAAP information provided is used by management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating adjusted diluted EPS, adjusted EBITDA, and free cash flow.

Valvoline Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE

(In millions, except per share data - Unaudited)

	Year ended September 30
	2020	2019
Reported net income	$317	$208
Adjustments:
Net pension and other postretirement plan (income) expenses	(59)	60
Net legacy and separation-related (income) expenses	(30)	3
Compensated absences benefits change	(11)	—
Debt extinguishment and modification costs	19	—
Business interruption (recovery) expenses	(2)	6
Acquisition and divestiture-related (income) costs	2	(4)
Restructuring and related (income) expenses	—	14
Total adjustments, pre-tax	(81)	79
Income tax expense (benefit) of adjustments	42	(22)
Income tax adjustments(a)	—	(2)
Total adjustments, after tax	(39)	55
Adjusted net income	$278	$263

Reported diluted earnings per share	$1.69	$1.10
Adjusted diluted earnings per share	$1.48	$1.39

Weighted average diluted common shares outstanding	188	189

(a)	Income tax adjustments primarily relate to the discrete impacts associated with tax legislation changes in the U.S. and India in fiscal 2020 and in Kentucky in fiscal 2019.

PROXY STATEMENT A-1

Valvoline Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA

(In millions - Unaudited)

	Year ended September 30
Adjusted EBITDA - Valvoline	2020	2019
Net income	$317	$208
Add:
Income tax expense	134	57
Net interest and other financing expenses	93	73
Depreciation and amortization	66	61
EBITDA	610	399
Key items:
Net pension and other postretirement plan (income) expense	(59)	60
Net legacy and separation-related (income) expenses	(30)	3
Compensated absences benefits change	(11)	—
Business interruption (recovery) expenses	(2)	6
Acquisition and divestiture-related costs (income)	2	(4)
Restructuring and related expenses	—	14
Adjusted EBITDA	$510	$478

	Year ended September 30
Adjusted EBITDA - Quick Lubes	2020	2019
Operating income	$169	$178
Key items:
Business interruption expenses	—	—
Adjusted operating income	169	178
Add:
Depreciation and amortization	43	36
Adjusted EBITDA	$212	$214

	Year ended September 30
Adjusted EBITDA - Core North America	2020	2019
Operating income	$202	$152
Key items:
Business interruption expenses	—	4
Adjusted operating income	202	156
Add:
Depreciation and amortization	16	18
Adjusted EBITDA	$218	$174

A-2	PROXY STATEMENT

	Year ended September 30
Adjusted EBITDA - International	2020	2019
Operating income	$73	$85
Key items:
Business interruption expenses	—	2
Acquisition and divestiture-related income	—	(4)
Adjusted operating income	73	83
Add:
Depreciation and amortization	7	7
Adjusted EBITDA	$80	$90

Valvoline Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW

(In millions - Unaudited)

Free cash flow(a)	Year ended September 30, 2020
Total cash flows provided by operating activities	$372
Adjustments:
Additions to property, plant and equipment	(151)
Free cash flow	$221

(a)	Free cash flow is defined as cash flows from operating activities less capital expenditures and certain other adjustments as applicable.

PROXY STATEMENT A-3

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

Telephone and Internet access is available 24 hours a day, 7 days a week.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 27, 2021 (Vote by 6:00 a.m. Eastern Time on January 26, 2021 for participants in the Valvoline 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 27, 2021 (Vote by 6:00 a.m. Eastern Time on January 26, 2021 for participants in the Valvoline 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25652-P45917-Z78399                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALVOLINE INC.
The Board of Directors recommends a vote FOR each of the Director nominees in proposal 1 and FOR proposals 2 and 3.

1. Election of 9 Directors to serve until the following annual meeting of Valvoline’s shareholders and until their successors have been duly elected and qualified, as set forth in the Proxy Statement.
Nominees:	For	Against	Abstain			For	Against	Abstain
1a. Gerald W. Evans, Jr. 1b. Richard J. Freeland	☐ ☐	☐ ☐	☐ ☐	2.	Ratification of the appointment of Ernst & Young LLP as Valvoline’s independent registered public accounting firm for fiscal 2021.	☐	☐	☐

1c. Stephen F. Kirk 1d. Carol H. Kruse	☐ ☐	☐ ☐	☐ ☐	3.	Non-binding advisory resolution approving our executive compensation.	☐	☐	☐
1e. Stephen E. Macadam 1f. Vada O. Manager	☐ ☐	☐ ☐	☐ ☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
1g. Samuel J. Mitchell, Jr. 1h. Charles M. Sonsteby	☐ ☐	☐ ☐	☐ ☐
1i. Mary J. Twinem	☐	☐	☐

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. If shares are held jointly, each shareholder should sign. When signing as an attorney, executor, administrator, or other fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D25653-P45917-Z78399

PROXY VALVOLINE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 28, 2021

The undersigned hereby appoints Samuel J. Mitchell, Jr. and Julie M. O’Daniel, and each of them as proxies for the undersigned, with full power of substitution and power to act alone, to act and to vote all shares of Valvoline Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 28, 2021, and at any adjournment or postponement thereof.

If you do not provide voting instructions, your proxy will be voted FOR each of the Director nominees in proposal 1 and FOR proposals 2 and 3.

In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on January 26, 2021 if you are voting shares attributable to your investment in the Valvoline Common Stock Fund as a participant in the Valvoline 401(k) Plan or by 11:59 p.m. Eastern Time on January 27, 2021 if you are a registered shareholder.

Please sign, date and return your proxy promptly in the enclosed envelope.

(Continued and to be signed on reverse side)